Exhibit 10.4

OFFICE LEASE

1433 PEARL STREET MALL LLC

“LANDLORD”

WITH

CARBON BLACK, INC.

“TENANT”

BUILDING:  1433 PEARL STREET BUILDING

SUITE:  200 and 300

DATED:  FEBRUARY 21, 2018

i

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made and entered into as of this 21st day of February, 2018, by and between 1433 Pearl Street Mall LLC, a Colorado limited liability company (“Landlord”), and Carbon Black, Inc., a Delaware corporation (“Tenant”).  In consideration of this Lease, Landlord and Tenant covenant and agree as follows:

SECTION 1:  BASIC PROVISIONS

This Section contains the basic lease provisions between Landlord and Tenant.

A. Building:	1433 Pearl Street Building, 1433 Pearl Street, Boulder, Colorado (the “Building”), located on a portion of the real property legally described in Exhibit A attached hereto (the “Property”).

B. Premises:	Suites 200 and 300 in the Building as identified in Exhibit B.

C. Estimated
Commencement Date:	May 1, 2018, subject to Section 3.

D. Expiration Date:	The last day of the sixty-sixth (66th) full calendar month following the Commencement Date.

E. Rentable Area:	The rentable area of the Premises shall be deemed to contain 18,638 rentable square feet (“RSF”) in the aggregate, subject to Section 31(M).

F. Tenant’s Share:	69.519%, subject to Section 4 and Section 31(M) (calculated by dividing the RSF of the Premises by 26,810 RSF, which is the RSF of the Building).

G. Base Rent:	From the Commencement Date through the Expiration Date, as further described in Section 4, as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
Months 1 - 6	Free/Abated	Free/Abated (the “Abated Rent Period”)
Months 7 - 18	$30.50	$47,371.58
Months 19 - 30	$31.42	$48,800.50
Months 31 - 42	$32.36	$50,260.47
Months 43 - 54	$33.33	$51,767.05
Months 55 - 66	$34.33	$53,320.21

H. Additional Rent:	Tenant shall pay Tenant’s Share of Expenses as further described in Section 4. Additional Rent shall be payable by Tenant during the Abated Rent Period.

I. Permitted Use:

Executive and administrative offices and for such other lawful purposes as are consistent with uses of office space in first class buildings in the downtown Pearl Street Mall area of Boulder, Colorado and which are not expressly prohibited in this Lease, subject to Section 8.

J. Deposits:	$53,320.21, which shall be subject to Section 7.A.

K. Broker (if any):	The Colorado Group, Inc., as Tenant’s broker
Jones Lang LaSalle, as Landlord’s broker

L. Guarantor(s):	None

M. Riders/Exhibits:	Exhibit A (Property)
Exhibit B (Premises)
Exhibit C (Work Letter)
Exhibit D (Option to Extend)
Exhibit E (Right of First Refusal)
Exhibit F (Temporary Space)
Exhibit G (Building Signage)
Rider One (Rules)
Rider Two (Green Addendum)

N. Landlord’s Notice Address (subject to Section 24):

1433 Pearl Street Mall LLC

Carbon Black, Inc. Lease 3.14.2018

c/o Unico Properties LLC
Attn: Senior Vice President / CFO
1215 Fourth Avenue, Suite 600
Seattle, WA 98161

With a copy to:

1433 Pearl Street Mall LLC
c/o Unico Properties LLC
Attn: Property Manager
1426 Pearl Street, Suite 110
Boulder, CO 80302

And With a copy via e-mail to:

LeaseNotices@unicoprop.com

O. Tenant’s Notice Address (subject to Section 24):

Carbon Black, Inc.
Attn: Frank Hillery
1100 Winter Street
Waltham, MA 02451

Carbon Black, Inc.
Attn: Eric Pyenson, Esq.
1100 Winter Street
Waltham, MA 02451

P. Rent Payments:	Rent shall be paid to the following, or to such other parties and addresses as to which Landlord shall provide advance notice:

1433 Pearl Street Mall LLC
c/o Unico Properties LLC
Attn: Accounts Receivable
1215 Fourth Avenue, Suite 600
Seattle, WA 98161

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease.  The terms of this Section, and the terms defined in Section 31 and other Sections, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

SECTION 2:  PREMISES AND PREPARATION OF PREMISES

A.                                    Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises subject to the provisions herein contained.  Subject to the completion of Landlord’s Work, Tenant has inspected the Premises (and portions of the Building providing access to or serving the Premises) or has had an opportunity to do so, and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as expressly otherwise provided under this Lease.  Tenant further acknowledges that Landlord has not made any representation or warranty (express or implied) with respect to the habitability, condition or suitability of the Premises, Building or Property for Tenant’s purposes or any particular purpose.  Tenant shall have access to and use of the Premises and common areas 24 hours per day, seven days per week during the Term, subject to reasonable access procedures required by Landlord as set forth in the Building Rules and Regulations (as the same may be modified from time to time) and other limitations set forth in this Lease.

B.                                    Preparation of Premises.  The obligations of Landlord and Tenant to perform work and supply materials and labor to prepare the Premises for Tenant’s occupancy shall be as set forth in Exhibit C attached hereto and incorporated herein.  Landlord’s obligation, if any, for completion of improvements to the Premises (“Landlord’s Work”) shall be defined and limited by said Exhibit C, and Landlord shall not be required to furnish or install any item not indicated thereon.  Any additional alterations or improvements to the Premises beyond those set forth on Exhibit C shall be at Tenant’s sole cost and expense and subject to all provisions of Section 10, which may include, without limitation, the prior approval of Landlord. Subject to the completion of Landlord’s Work, taking possession of the Premises by Tenant shall be conclusive evidence the Premises were, on that date, in good, clean and tenantable condition and delivered in accordance with this Lease, unless set forth otherwise in a written “punch list.”

SECTION 3:  TERM AND COMMENCEMENT

A.                                    Term and Confirmation.  The term (“Term”) of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof.  Tenant shall execute a confirmation of the Commencement Date and Expiration Date and other matters related thereto in such form as Landlord may reasonably request within ten (10) business days after written request (but nothing herein shall require Landlord to so request); any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation.  If Tenant disagrees with Landlord’s determination of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.

B.                                    Adjustments to Commencement.  It is acknowledged that the Estimated Commencement Date specified in Section 1 is an estimated date.  This Lease shall commence on the earlier to occur of: (i) the date Landlord delivers possession of the Premises to Tenant with all Landlord’s Work “substantially completed”;(ii) the date on which Tenant takes possession and commences beneficial occupancy of the Premises; or (iii) if substantial completion of Landlord’s Work is actually delayed in whole or in part due to Tenant Delay (as defined in Exhibit C), then the date as reasonably determined by Landlord’s architect as the date upon which Landlord’s Work would have been substantially completed, but for Tenant’s acts or omissions (such date, the “Commencement Date”).  Provided that Tenant continues to enjoy the use and occupancy of the Temporary Space (as defined in Exhibit F) on and subject to the terms and conditions contained in Exhibit F until such time as the Commencement Date has occurred, then in no event shall Landlord have any liability for loss or damage to Tenant resulting in any delay in the Commencement Date, nor shall Tenant have any right to terminate this Lease, and Tenant’s sole recourse shall be the postponement of Rent and other obligations until the Commencement Date is established as set forth above.  Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises to Tenant with Landlord’s Work substantially completed by September 1, 2018 (the “Outside Commencement Date”) (subject to Tenant Delays, events of force majeure or other events outside of Landlord’s reasonable control, all of which shall serve to postpone the Outside Commencement Date day-for-day), then Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time after the Outside Commencement Date but prior to the date that Landlord delivers possession of the Premises to Tenant with the Landlord’s Work substantially completed.

C.                                    Entry.  Provided that Tenant shall not delay Landlord’s Work or otherwise interfere with Landlord’s Work, then upon reasonable notice from Tenant to Landlord, Tenant shall be entitled to enter the Premises thirty (30) days prior to the completion of Landlord’s Work for fixturing, installation of cabling and telephone systems, and other move in purposes provided (i) Tenant shall not interfere with Landlord’s completion of Landlord’s Work and shall coordinate its activities and comply with Landlord’s reasonable directives, (ii) all provisions of this Lease other than those relating to payment of Rent shall apply to any such pre-commencement entry (including without limitation all insurance, indemnity and freedom from lien provisions), and (iii) if Tenant beneficially occupies the Premises (or any part thereof) or commences business operations from the Premises (or any part thereof) during such period, then the Commencement Date (and obligation to pay Rent) shall be deemed advanced to the date Tenant so occupies the Premises, provided, the mere moving of furniture and equipment into, and installation of cabling and telephone systems in, the Premises shall not be deemed commencement of business operations or other beneficial occupancy as those terms are used in this Section 3(C).

SECTION 4:  BASE RENT AND ADDITIONAL RENT

A.                                    Base Rent.  Tenant shall pay Landlord the monthly Base Rent set forth in Section 1 in advance on or before the first day of each calendar month during the Term.  Notwithstanding the foregoing, Tenant shall pay the first month of Base Rent due (i.e., for Month 7, after the Abated Rent Period expires) and the first month of estimated Additional Rent due (i.e., for Month 1) upon execution and delivery of this Lease to Landlord.

B.                                    Expenses.  Tenant shall pay Landlord “Tenant’s Share of Expenses” in the manner described below.  All such charges shall be deemed to constitute “Additional Rent” which shall be deemed to accrue uniformly during the calendar year in which the payment is due.

(i)                                     During each calendar year, Tenant agrees to pay as “Additional Rent” for the Premises, “Tenant’s Share” (defined below) of all Expenses incurred by Landlord in the operation of the Building and Property.  For purposes of this Lease, “Tenant’s Share” shall mean the ratio between the rentable area of the Premises and the rentable area of the Building.  Tenant’s Share, calculated based on the initial square foot area of the Premises, is set forth in Section 1(F) above, and is subject to adjustment as set forth in Section 31(M).  If certain Expenses incurred by the Landlord are allocable to both the Building and other buildings under common management with the Building in the Pearl Street Mall area, then, at Landlord’s election, those Expenses may be allocated among the tenants of all of the buildings to which those Expenses are allocable in an equitable manner as reasonably determined by Landlord.

(ii)                                  Prior to or promptly after the commencement of each calendar year, but in any event no later than January  31st, or as soon thereafter as is reasonably practicable, Landlord shall give Tenant a written estimate of the anticipated Expenses and Tenant’s Share of such Expenses for such calendar year.  Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable under Section 4(A) above.  After the end of each calendar year, but in any event no later than April 30th of the following calendar year or as soon thereafter as is reasonably practicable, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Expenses incurred by Landlord during the applicable calendar year and Tenant’s Share thereof.  If the statement shows Tenant’s Share of the actual Expenses exceeds the amount of Tenant’s estimated payments, within thirty (30) days after receiving the statement, Tenant shall pay the amount of the deficiency to Landlord.  If the statement shows Tenant has overpaid, the amount of the excess shall be credited against installments next coming due under this Section 4; provided, however upon the expiration or earlier termination of the Lease Term, Landlord shall refund the excess to Tenant within thirty (30) days following the determination thereof.

(iii)                               If at any time during any calendar year of the Lease Term any information used by Landlord to calculate the estimated Expenses changes, Tenant’s estimated share of such Expenses, as applicable, may be adjusted accordingly effective as of the month following receipt of written notice from Landlord thereof, by written notice from Landlord to Tenant of the amount or estimated amount of the change and Tenant’s Share thereof.  Tenant shall pay such adjusted amount to Landlord as a part of Tenant’s monthly payments of estimated Expenses as provided above, commencing with the month following the month in which Tenant is notified of the adjustment.

(iv)                              For purposes of this Lease, the term “Expenses” means all costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Building and Property, including all common areas and facilities and Systems and Equipment, and shall include the following costs by way of illustration but not limitation:  Taxes (defined below); water and sewer charges; insurance premiums; license, permit, and inspection fees; heat; light; power; steam; janitorial and security services; labor; salaries; air conditioning; landscaping; maintenance and repair of driveways and surface areas; supplies; materials; equipment; tools; the cost of capital replacements (as opposed to capital improvements); the cost of any capital improvements or modifications made to the Building by Landlord that are intended to reduce Expenses (“Cost Savings Capital Improvements”), are required under any Laws not applicable to the Building or Property or not in effect as of the date of this Lease (“Legal Requirements Capital Improvements”) (the costs related to Cost Savings Capital Improvements and/or Legal Requirements Capital Improvements being referred to herein as “Allowable Capital Improvements Costs”); all property management costs, including a market office rent for any property management office (equitably prorated if such office manages both the Building and other properties) and professional property management fees (such property management fees [exclusive of salary pass throughs which are not included in the management fee but are passed through as a separate Expense item] not to exceed three percent (3%) of the gross revenues of the Property); legal and accounting expenses; and all other expenses or charges which, in accordance with industry standard accounting and management practices, would be considered an expense of maintaining, operating, repairing, replacing or administering the Building or Property.  Capital costs included in Expenses (including both capital replacement costs and Allowable Capital Improvements Costs) shall be amortized over the useful life of such item, unless such Expenses are incurred for Cost Savings Capital Improvements, in which case Landlord may elect to amortize such Expenses over a period such that the annual amortization amount equals or is less than the corresponding cost savings attributable to such item, in either case with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital replacements or improvements.

(v)                                 For purposes of this Lease, the term “Taxes” means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building and Property and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building or on the Property and used in connection with the operation of the Building or Property and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Section 15.  The term “Taxes” shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises.  Notwithstanding the foregoing, Taxes shall not include income, estate, succession, inheritance, gift, franchise or other similar taxes that may be imposed on the income of Landlord, other than those items expressly set forth above.

(vi)                              Notwithstanding anything to the contrary contained above, as to each specific category of expense which one or more tenants of the Building, either pays directly to third parties or specifically reimburses to Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant(s) payments with respect thereto shall not be included in Expenses for purposes of this Section 4, but Tenant’s Share of each of such category of expense shall be adjusted by excluding from the denominator thereof the rentable area of all such tenants paying such category of expense directly to third parties or reimbursing the same directly to Landlord.  Moreover, Landlord reserves the right to equitably allocate certain Expenses toward only office or retail tenants, as applicable, if such tenants do not utilize a particular service (e.g., to allocate expenses for elevator maintenance only to office tenants as retail tenants do not utilize the Building elevators), and to revise Tenant’s Share accordingly for such Expenses.  Tenant shall not enter into separate contracts to provide any specific utility or service normally provided by the Building, without Landlord’s prior written consent in Landlord’s sole discretion.  Moreover, if Tenant pays or directly reimburses Landlord for any such category of expense (which shall only be with Landlord’s prior consent), such category of expense shall be excluded from the determination of Expenses for Tenant.

(vii)                           If the average occupancy of the Building is less than ninety-five percent (95%) during any calendar year, Landlord will, in accordance with industry standard accounting and management practices, determine the amount of variable Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Property been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Expenses for such year; provided however, that nothing contained herein shall require that Tenant pay or contribute to the payment of Tenant’s Share of Expenses that would result in Landlord receiving an amount greater than the amount actually paid or incurred by Landlord.

(viii)                        Notwithstanding anything contained set forth in the Lease, Expenses shall not include the following:

(a)                                 Any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Expenses), including work or services performed for any tenant (including Tenant) at such tenant’s cost or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise;

(b)                                 Marketing costs, including leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(c)                                  Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building;

(d)                                 Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants;

(e)                                  Depreciation and amortization on the Building;

(f)                                   Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the service, supplies or materials is not commensurate with what the costs of the services, supplies or materials would be if procured on an arms-length basis;

(g)                                  Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

(h)                                 Items and services which Tenant is not entitled to receive under this Lease but which a Landlord provides selectively to one or more tenants of the Building other than Tenant or for which Landlord is separately reimbursed;

(i)                                     Any costs, fines or penalties incurred because Landlord violated any governmental rule or authority, unless such costs, fines or penalties were incurred as a result of Landlord contesting the cost, fine or penalty, or underlying violation, in good faith, provided that this exclusion is not intended to modify any rights Landlord might have against Tenant elsewhere in this Lease to the extent that such costs, fines or penalties were as a result of Tenant’s failure to pay Expenses or other obligations hereunder when due;

(j)                                    Costs of developing and constructing capital improvements or additions at the Building or Property, except to the extent expressly included in Allowable Capital Costs hereunder;

(k)                                 Costs incurred to comply with Laws with respect to removal, remediation and/or encapsulation of Hazardous Substances, provided that Expenses may include costs in connection with the proper handling and disposal of paint, varnish, stain, solvents and other similar types of Hazardous Substances that are used in connection with the performance of work and services that are properly included within Expenses and further provided that this exclusion is not intended to modify any of Tenant’s obligations pursuant to Section 29 hereof;

(l)                                     Legal, accounting or other professional fees related to leasing, ownership, financing, tenant disputes or other services not related to the normal operation, maintenance, cleaning, repair or protection of the Property.  With limiting the foregoing, the legal, accounting and other professional fees: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Property, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws, shall all be excluded from Expenses;

(m)                             salaries and bonuses and benefits of officers, executives of Landlord and administrative employees above the grade of general manager or real estate services director; and

(n)                                 the cost of acquiring sculptures, paintings and other objects of fine art.

C.                                    Prorations.  If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months.  If the Base Rent is scheduled to increase under Section 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively.  If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts under this Section 4 towards Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

D.                                    Payments After Lease Term Ends.  Tenant’s obligations to pay its share of Expenses (or any other amounts) as provided in this Lease accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination and shall be subject to reconciliation post-expiration or earlier termination as provided in Section 4(B)(ii) above.

E.                                    Landlord’s Accounting Practices and Records.  Unless Tenant takes exception by notice to Landlord within ninety (90) days after Landlord provides any written statement to Tenant for any item of Additional Rent, such statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception and provides written notice to Landlord within such ninety (90) day period, then Tenant may, at its own expense (except as provided herein), audit Landlord’s books relevant to Expenses for the immediately preceding calendar year using an independent certified public accountant selected by Tenant and reasonably approved by Landlord.  Such accountant shall not be compensated on a contingency fee basis, and such accountant’s review must be completed and its report submitted to Landlord within sixty (60) days after Landlord provides Tenant access to its books and records relevant to such Expenses as provided in the following sentence.  With respect to such audit, Landlord shall provide copies of its books and records and such other back up materials as Tenant may reasonably request. Both Tenant and its accountant shall execute Landlord’s standard form of confidentiality agreement prior to having access to any of Landlord’s books and records.  If Landlord confirms the results of Tenant’s accountant’s review, then: (i) such confirmation shall be considered final and binding on both parties (except as to additional expenses or taxes not then known or omitted by error), and (ii) Tenant shall pay all costs associated with such review, unless it shows that Taxes and Expenses were overstated by at least five percent (5%), in which case Landlord shall reimburse Tenant for its actual and reasonable out-of-pocket costs associated with such audit within thirty (30) days after receipt of Tenant’s documented invoice therefor.  If Landlord disagrees with Tenant’s accountant’s review, Landlord and Tenant (and their respective accountants) shall cooperate in good faith to resolve the dispute.  Pending resolution of any such exceptions, Tenant shall pay all amounts shown on such Landlord’s statement, subject to credit, refund or additional payment after any such exceptions are resolved.

F.                                     General Payment Matters.  Base Rent, Additional Rent which includes without limitation Tenant’s Share of Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non payment of Rent shall be applicable thereto.  Rent shall be paid in good funds and legal tender of the United States of America without prior demand, deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as otherwise expressly set forth in this Lease.  Rent obligations hereunder are independent covenants.  In addition to all other Landlord remedies (i) any Rent not paid by Tenant when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord and (ii) in addition to such interest, Tenant shall pay Landlord a service charge of two hundred fifty dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater.  No delay by Landlord in providing any Rent statement to Tenant shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations hereunder including those for actual or estimated Expenses.  In no event shall a decrease in Expenses ever decrease the monthly Base Rent or give rise to a Base Rent credit in favor of Tenant.  Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.  Notwithstanding anything herein to the contrary, Landlord agrees to provide Tenant with written notice of any failure to pay rent on one (1) occasion in any twelve (12) month period, and Tenant shall not be responsible for the payment of any late charge, interest, or attorney’s fees as contemplated hereunder if Tenant remits the delinquent rent within five (5) days of its receipt of written notice from Landlord as to the same.

SECTION 5:  QUIET ENJOYMENT

Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

SECTION 6:  UTILITIES AND SERVICES

A.                                    Standard Landlord Utilities and Services.  Landlord shall be responsible for furnishing to the Premises the following utilities and services for use by Tenant, during generally recognized business hours:  (i) electricity for normal lighting and office machines, (ii) heat and air conditioning required for the comfortable use and occupation of the Premises as reasonably determined by Landlord, (iii) passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto, and (iv) hot and cold (or tempered) water for lavatory purposes in the common area restrooms.  Tenant shall be responsible, at Tenant’s sole cost, for any hot water heaters required to provide hot water to the kitchen areas of the Premises, if any, and for any cooled drinking water via water fountains or otherwise within the Premises.  Tenant shall be responsible for providing any janitorial or other cleaning services to the Premises, using a janitorial provider reasonably approved by Landlord.  Notwithstanding the foregoing, Tenant acknowledges and agrees that all utilities serving the Premises, except for water, are separately metered and that Tenant shall be responsible, at Tenant’s sole cost and expense, for payment of such utilities directly to the service provider commencing on the Commencement Date and continuing through the Term, which shall be in addition to payment of Tenant’s Share of Expenses hereunder.

B.                                    Interruptions.  Landlord shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities.  If, however, any governmental authority imposes regulations, controls or other restrictions upon Landlord or the Building which would require a change in the services provided by Landlord under this Lease, Landlord may comply with such regulations, controls or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the Premises.  Tenant will reasonably cooperate and do such things as are reasonably necessary to enable Landlord to comply with such regulations, controls or other reasonable restrictions.

C.                                    Non-Standard Usage.  Whenever heat generating machines or equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air cooling system (as determined by Landlord using some commercially reasonable method of verification, such as a survey or check meter), Landlord shall have the right, upon written notice to Tenant, to install supplementary air cooling units in the Premises, and the reasonable cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord, as Additional Rent and within thirty (30) days after billing by Landlord.  Landlord may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the Premises by reason of (a) any substantial recurrent use of the Premises at any time outside of normal business hours, (b) any use beyond what Landlord is required to furnish as described above, or (c) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Tenant and exclusively serving the Premises.  Tenant shall not install or operate high power usage equipment on the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld if (i) Tenant confirms in writing its obligation to pay the additional charges necessitated by such equipment and such equipment does not adversely affect operation of the Building, and (ii) the Building electrical capacity to the floor(s) containing the Premises will not be exceeded.  At Landlord’s option, to the extent such utilities or services are not separately metered as of the Commencement Date, separate meters for such utilities and services may be installed for the Premises and Tenant upon demand therefor, shall immediately pay Landlord for the installation, maintenance, repair and replacement of such meters.

D.                                    Limitation.  Landlord does not warrant that any of the services and utilities referred to above will be free from interruption.  Interruption of services and utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages or loss of any kind, or relieve Tenant from performance of Tenant’s obligations under this Lease, except as otherwise expressly set forth in this Lease.  Notwithstanding the foregoing, Landlord will use reasonable efforts to restore any interruption in services or utilities that Landlord is required to provide hereunder as soon as is reasonably practicable, and if services and/or utilities are interrupted that materially prevent Tenant from being able to perform Tenant’s basic services for a period of greater than seven (7) days (unless such interruption is as a result of a casualty, in which case Section 12 of this Lease shall apply), Tenant, as its sole and exclusive remedy hereunder, shall receive an abatement of Base Rent and Tenant’s Share of Expenses beginning with the 8th day of interruption until the services and/or utilities are restored, based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the permitted use and actually not used by Tenant as a result of such interruption, except to the extent such interruption is caused by Tenant, its employees, agents, contractors, invitees or licensees.

E.                                    Utility Providers.  Notwithstanding anything to the contrary in this Lease, Landlord shall have the sole, exclusive and absolute right to determine, select and contract with utility company or companies that will provide electricity and other basic utility service to the Building, Property and Premises.  If permitted by law, during the Term of this Lease, Landlord shall have the right at any time, and from time to time, to either contract for services from a different company or companies providing electricity or other basic utility service (each such company hereinafter an “Alternate Service Provider”) or continue to contract for service from the service provider(s) that is providing such utility service to the Building, Property or Premises at the Commencement Date (each the “Existing Service Provider”); provided, however, that if Landlord elects to contract with an Alternate Service Provider, Landlord will only do so if it reasonably believes that it will obtain the same or better rates from such Alternate Service Provider.  Tenant shall cooperate with Landlord, the Existing Service Provider and any Alternate Service Provider at all times and, as reasonably necessary and upon prior reasonable notice to Tenant, shall allow Landlord, the Existing Service Provider and any Alternate Service Provider access to the Building’s utility lines, plumbing, feeders, risers, wiring, and any other machinery or utility access ways within the Premises.  Tenant agrees that, if requested by Landlord in connection with Landlord’s LEED certification process for the Building, it will allow Landlord access to its utility account information reasonably requested in connection with such LEED certification (including, without limitation, copies of invoices showing actual amounts of the utility used by Tenant and costs therefor) with respect to any utility provider providing service to the Premises.

SECTION 7:    DEPOSITS

A.                                    Security Deposit.  Upon execution of this Lease, Tenant shall deposit a security deposit in the amount set forth in Section 1 with Landlord.  If Tenant is in default beyond applicable notice and cure periods, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant’s default to which Landlord is entitled under this Lease.  If Landlord so applies any portion of the Security Deposit, then within five (5) business days of Landlord’s written request, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to restore the security deposit to its full amount.  In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease.  If Tenant is not in default  at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant within thirty (30) days from the later to occur of (i) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (ii) the Expiration Date (or if there is a negotiated earlier termination of this Lease, such earlier negotiated termination date).  Landlord’s obligations with respect to the security deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord’s general funds.  Landlord shall not be required to pay Tenant interest on the deposit.  Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid security deposit; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease.  In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit.

SECTION 8:  USE, COMPLIANCE WITH LAWS AND RULES

A.                                    Use of Premises and Compliance With Laws.  Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed for uses consistent with Landlord’s then existing use criteria for the Building.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Building for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Building, except as provided in writing in this Lease.  Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, repairs, deletions or improvements to the Building or Property as Landlord may deem necessary or desirable, without compensation or notice to Tenant, provided that such alterations, repairs, deletions or improvements shall not materially adversely affect Tenant’s use or occupancy of, or access to, the Premises during normal daytime business hours and in no event shall Landlord be liable for any consequential damages.  Tenant shall promptly comply with all Laws affecting the Premises and the Building, as well as the Rules (defined below), and to any reasonable modifications to the Rules as Landlord may adopt in writing from time to time, Subject to the provisions of Section 8.C hereof.  Tenant acknowledges that, except for Landlord’s obligations pursuant to Sections 9 and 30, Tenant is solely responsible for ensuring that the Premises comply with any and all Laws applicable to Tenant’s use of and conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such Laws, now existing or hereafter adopted.  However, nothing herein shall require Tenant to comply with Laws or requirements of public authorities which require the installation of new or additional, or the modification or replacement of, structural components of the Building, or existing mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant or any alterations performed by or for Tenant (“Building-Wide Laws”).  Landlord will, at Landlord’s expense (except to the extent properly included in Expenses), perform all acts required to comply with such Building-Wide Laws as the same affect the Premises and the Building.  Landlord shall be responsible, at its cost (except to the extent properly included in Expenses), for correcting any violations of Laws with respect to the common areas of the Building except for any obligations specifically imposed upon Tenant pursuant to this Lease.  Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Building or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Building.  Tenant will not perform any act or carry on any practices that may injure the Premises or the Building that may be a nuisance or menace to other tenants in the Building or that shall in any way interfere with the quiet enjoyment of such other tenants.  Tenant shall not do anything on the Premises which will overload any existing service to the Premises.

B.                                    Common Areas.  Tenant and Tenant’s agents, contractors, invitees, and employees housed in the Premises shall have the right to use the common areas of the Building and agrees to abide by the Rules for their use.

C.                                    Rules.  Tenant shall comply with the Rules set forth in Rider One attached hereto (the “Rules”) in addition to all other terms of this Lease so long as such Rules do not materially interfere with the rights granted to Tenant hereunder.  Landlord shall have the right, by written notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Building or Property, or the promotion of safety, care, efficiency, cleanliness or good order therein; provided, that such amendments shall not unreasonably interfere with the rights granted to Tenant hereunder. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Building or Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance; provided, however, that Landlord agrees that it will enforce the Rules in a reasonably equitable manner as among all tenants of the Building.

SECTION 9:  MAINTENANCE AND REPAIRS

Unless expressly provided otherwise in this Lease, and in addition to the provisions of Section 6(A), Landlord shall maintain, in good order, condition and repair, the common and core areas of the Building, the structural parts of the Building which shall include only the foundations, bearing and exterior walls, windows and doors (unless such doors serve the Premises exclusively), subflooring, gutters, downspouts, and the roof of the Building (including the membrane and roof slab), and the Building Systems and Equipment; provided, in the event any such replacements, repairs or maintenance are caused by or result from Tenant’s the negligence or willful misconduct of Tenant, its agents, employees or invitees, the cost of such repairs shall be paid solely by Tenant and Tenant shall pay the cost thereof within ten (10) days of written notice from Landlord.  Except as provided above, and subject to Section 10 of this Lease, Tenant shall maintain and repair the Premises in neat, clean, sanitary and good condition, including, without limitation, maintaining and repairing all interior walls, storefronts (if any), ceilings, interior doors, exterior doors serving the Premises exclusively and interior windows and fixtures, Premises’ specific systems and equipment as well as any damage to the Building, Property or Premises caused by Tenant, its agents, employees or invitees.  If Tenant shall fail to keep and preserve the Premises in said condition and state or repair, Landlord may, at its option (but with no obligation), after providing Tenant ten (10) days prior written notice (or such shorter or no notice if Landlord reasonably determines that there is an imminent danger to person or property) put or cause the same to be put into the condition and state of repair agreed upon, and in such case Tenant, on demand, shall pay the Landlord’s reasonable out-of-pocket cost thereof.

SECTION 10:  ALTERATIONS AND LIENS

A.                                    Alterations.  Subsequent to the completion of any Landlord’s Work pursuant to Section 2, Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations, repairs or improvements (collectively hereinafter “alterations”) to the Premises, Building or Property without Landlord’s prior written consent, which with respect to alterations to the Premises will not be unreasonably withheld, conditioned or delayed so long as Tenant is not then in default of this Lease (beyond any applicable cure period).  If Landlord consents to any alteration, Landlord may post notices of nonresponsibility in accordance with law.  Any alterations so made shall remain on and be surrendered with the Premises upon expiration or earlier termination of this Lease, except that Landlord may, but subject to the next grammatical sentence, within thirty (30) days before the expiration or earlier termination hereof elect in writing to require Tenant to remove any or all alterations at Tenant’s sole cost and expense.  At the time Tenant submits plans for requested alterations to Landlord for Landlord’s approval, Tenant may request Landlord to identify which alterations Landlord will require Tenant to remove at the termination of or expiration of this Lease, and Landlord shall make such identification simultaneous with its approval (if any) of the alterations.  If Landlord elects to require removal of alterations, then at its own and sole cost Tenant shall restore the Premises to substantially the same the condition (reasonable wear and tear and damage from fire or other insured casualty excepted) existing prior to the installation of such alteration or improvement, before the last day of the term.  Notwithstanding anything contained in this Lease to the contrary, Landlord’s consent shall not be required for (i) any interior decorative changes such as partitioning, carpeting, installation of shelves, painting, wallpapering, or for (ii) any non-structural alterations which do not affect the Building’s structure or the Building Systems and Equipment, provided, that any of the foregoing in either (i) or (ii) above do not require a building permit and do not cost more than $10,000.00 in any one particular instance (collectively, “Cosmetic Alterations”).  Tenant shall provide Landlord with at least fifteen (15) days advance notice of any proposed Cosmetic Alterations.  Except as expressly set forth to the contrary above, Tenant shall otherwise comply with the provisions of this Section 10 with respect to Cosmetic Alterations in the same manner as if they were alterations requiring Landlord’s consent hereunder.

B.                                    Performance.  In the event Landlord consents in writing to Tenant’s requested alteration of the Premises, Tenant shall only contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits and shall complete such alterations with due diligence, in a good and workmanlike manner and in substantial compliance with the plans and specifications approved by Landlord.  All such construction shall be performed in a manner which shall not interfere with the occupancy of the other tenants of the Building.  All costs, expenses and fees related to or arising from construction of any alteration shall be paid by Tenant prior to delinquency.  There shall also be included within the cost of any such alteration work (but expressly excluding Landlord’s Work which shall be governed by the provisions of Exhibit C and Cosmetic Alterations, where such fee may be waived) a fee to Landlord for Tenant’s use of Landlord’s personnel involved in the supervision, coordination, inspection and the like pertaining to such work.  Said fee shall be five (5) percent (5%) of the total cost of the alteration work (including costs of plans and permits), plus Landlord’s actual and reasonable out-of-pocket costs (if any) (such out-of-pocket costs not to exceed $1,500.00 in connection with any particular alteration work), which shall be paid by Tenant within thirty (30) days after presentment by Landlord of an invoice therefor.  Landlord may impose additional reasonable conditions and rules respecting the manner and times in which such alteration work may be performed.

C.                                    Liens.  Tenant shall pay all costs for alterations prior to delinquency.  Tenant shall keep the Property, Building, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any alteration.  Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) business days after written notice by Landlord.  If Tenant fails to do so, such failure shall constitute a default by Tenant, and Landlord may, in addition to any other remedy, pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof.  The amount so paid and reasonable costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to, or any Lender’s interest in, the Building, Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

SECTION 11:  INSURANCE AND WAIVER OF SUBROGATION

A.                                    Insurance.  During the term of this Lease, Tenant, at its sole cost and expense, shall continuously maintain the following types of insurance coverages:  (i) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief, wind and flood coverage, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements and alterations in and to the Premises, with coverages that also include “Business Personal Property” and “Business Income Coverage” covering at least one year of anticipated income; (ii) both worker’s compensation insurance to the applicable statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence; (iii) commercial general liability insurance (occurrence based) insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or Building, or the business operated by Tenant pursuant to the Lease, and providing coverage for death, bodily injury and disease, property damage or destruction (including loss of use), products and completed operations liability, contractual liability which includes all of Tenant’s indemnity obligations under this Lease (and the certificate evidencing Tenant’s insurance coverage shall state that the insurance includes the liability assumed by Tenant under this Lease), fire liability and advertising injury liability damage with a combined single limit of no less than $5,000,000 (or in the alternative a primary policy combined single limit of $2,000,000 with an Excess Limits (Umbrella) Policy in the amount of no less than $3,000,000); and (iv) Business Automobile Liability Insurance for Tenant owned vehicles (only) in the amount of $1,000,000 combined single limit (property damage and liability). The amount of any deductible or self-insured retention for the coverages described in (i) and (iii) shall not exceed Five Thousand Dollars ($5,000.00), and any deductible or self-insurance provisions under any other insurance policies required to be maintained by Tenant hereunder shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.

B.                                    Additional Requirements.

(i)  All insurance required to be carried by Tenant hereunder shall include the following provisions:  (a) shall name Landlord, Landlord’s property manager, and Landlord’s lender (if any) as additional insureds; (b) shall release Landlord (and its property manager and lender, if any) from any claims for damage to business or to any person or the Premises, the Building and the Property and to Tenant’s fixtures, personal property, improvements and alterations in or on the Premises, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage; (c) shall be issued by Insurance companies authorized to do business in the State of Colorado, with  policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies); (d) Shall be issued as (and separately endorsed as) a primary and noncontributory policy as such policies apply to Landlord (except for workers compensation); and (e) if commercially available to Tenant, shall contain an endorsement that the insurer will deliver Landlord seven (7) days prior written notice of any cancellation of such policy, and in any event, Tenant shall provide Landlord with at least thirty (30) days’ prior written notice of any material change, cancellation, non-

renewal or reduction in coverage of Tenant’s insurance.  Tenant shall deliver certificates of such policies together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease.  Any certificate of insurance shall designate Tenant as the insured, specify the Premises location, list Landlord (and its property manager and lender, if any) as additional insureds (with the additional insured endorsement attached thereto), and list Landlord with Landlord’s current address as “Certificate Holder.”  Tenant shall take all necessary steps to renew all insurance at least thirty (30) days prior to such insurance expiration dates and shall provide Landlord a copy of the renewed certificate, prior to said policy’s expiration date.  If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant’s behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

(ii)                                  It is expressly understood and agreed that the coverages required by this Section 11 represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (a) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (b) the failure of any insurance company to pay claims occurring nor (c) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Lease or any other provision of this Lease. Landlord reserves the right to require Tenant provide evidence of any additional insurance as it reasonably deems appropriate, as well as the right to require an increase in the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Boulder metropolitan area.  Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages.  If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance

C.                                    Waiver of Subrogation.  Landlord and Tenant release and relieve the other, and waive the entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises, the Building or the Property to the extent that the loss or damage is actually covered (and claim amount recovered, or would have been recovered had the party maintained the insurance required to be maintained hereunder) by commercial insurance carried by either party and in force at the time of such loss or damage.  This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees.  Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

D.                                    Landlord’s Insurance.  Landlord shall maintain Commercial General Liability insurance applicable to the Property, All Risk Property Insurance on the Building, and such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses, all in such amounts as are deemed reasonable by Landlord.  The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord’s sole control.  Consequently, Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

SECTION 12:  CASUALTY DAMAGE

In the event the Building or Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, unless this Lease is terminated as provided below, Landlord shall restore the Building or Premises to as near their previous condition as is reasonably possible and in the meantime the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, provided, such abatement (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, and (ii) shall not apply if Tenant or any other occupant of the Premises or any of their agents, employees, invitees, transferees or contractors caused the damage through such party’s gross negligence or willful misconduct.  Landlord shall have the right to terminate this Lease if:  (1) the Building shall be significantly damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises have been damaged) and Landlord is terminating all of the office leases for the Building; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty; (4) any Lender requires that all or substantially all of the insurance proceeds be applied to the payment of the mortgage debt; (5) an uninsured loss of the Building occurs; or (6) in Landlord’s estimation the Premises or Building cannot be restored within one hundred twenty (120) days after the casualty has occurred.  Landlord may exercise its right to terminate this Lease by notifying Tenant in writing as soon as reasonably practicable but no later than sixty (60) days after the date of the casualty.  However, if in Landlord’s estimation the Premises cannot be restored and access granted to Tenant for the Permitted Use within one hundred twenty (120) days following such destruction, but Landlord does not elect to terminate the Lease as provided above, Landlord shall notify Tenant (including providing the Outside Restoration Date, as hereinafter defined) and Tenant may terminate this Lease (regardless of Landlord’s intent to restore) by delivery of notice to Landlord within thirty (30) days of Landlord’s notice.  Such restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the Building or any improvements to the Premises in excess of those provided for in the allowance for building standard items.  If Landlord elects to restore the Building and/or Premises, as the case may be, then Landlord shall promptly begin such restoration and shall proceed with reasonable diligence to restore the Building and/or Premises, as applicable, in accordance with the terms of this Section 12.  Tenant agrees that the abatement of Rent and termination right as provided herein shall be Tenant’s sole and exclusive recourse in the event of such damage, and Tenant waives any other rights Tenant may have under applicable Law to perform repairs or terminate the Lease by reason of damage to the Building or Premises.  Notwithstanding the foregoing, if Landlord elects or is required to restore the Building and/or Premises, as applicable, and if Tenant does not terminate the Lease in the circumstances in which is it permitted to terminate the Lease as provided above, and Landlord fails to complete such restoration within the later of (a) one hundred twenty (120) days following the date of destruction or damage or (b) the time set forth in Landlord’s restoration notice as the estimated date of restoration (the “Outside Restoration Date”), then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after the Outside Restoration Date and prior to Landlord’s completion of such restoration, such termination to be effective forty-five (45) days after the date of delivery of the notice; provided, however, if Landlord completes such repairs prior to the expiration of the forty-five (45) day notice period, Tenant’s right to terminate shall be null and void.  In addition, and notwithstanding anything to the contrary contained above in this Section 12, Tenant shall have the right to terminate this Lease if: (i) the Premises are damaged by casualty in the last two (2) years of the Term; (ii) Landlord does not elect to terminate this Lease as provided above; and (iii) in Landlord’s good faith opinion, the Premises cannot be restored within the earlier to occur of (i) ninety (90) days after the date of such damage, or (ii) the Expiration Date.  If Tenant elects to terminate this Lease as provided in the preceding sentence, it must give notice to Landlord no later than thirty (30) days after it receives Landlord’s notice of timing for repair of the damage or it will be deemed to have waived its right to terminate this Lease.

SECTION 13:  CONDEMNATION

If at least forty percent (40%) of the rentable area of the Premises or access to the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken.  If: (i) less than forty percent (40%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, (ii) less than forty percent (40%) of the Premises are taken and in the reasonable judgment of Landlord the remaining Premises are not usable for the business of Tenant, or (iii) the taking is temporary but will be in effect for more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant.  If more than one (1) full floor of the Premises is permanently taken in Condemnation, and if Landlord does not elect to terminate this Lease as provided above, then Tenant may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Landlord.  The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken.  Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, and Tenant shall make no claim against Landlord for termination of the leasehold interest or interference with Tenant’s business.  Tenant, however, shall have the right to claim damages from the condemning authority for a temporary taking of the leasehold as described above, for moving expenses and any taking of Tenant’s personal property and for the interruption to Tenant’s business, but only if such damages are awarded separately in the eminent domain proceeding and not as part of the damages recovered by Landlord.

SECTION 14:  ASSIGNMENT AND SUBLETTING

A.                                    Consent Required.  Tenant shall not, without the prior written consent of Landlord,  assign this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant or otherwise transfer this Lease (collectively “transfer”).  Such consent shall not be unreasonably withheld, conditioned or delayed, except as otherwise provided in this Section 14.  Consent to one such transfer shall not destroy or waive this provision, and all subsequent transfers shall likewise be made only upon obtaining prior written consent of Landlord, except as expressly otherwise set forth in his Lease.  Subtenants or assignees shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant of any liability.

B.                                    Transfers.  If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, the majority of its outstanding voting stock, shall constitute an assignment for the purpose of this Section 14.  If Tenant is a partnership or limited liability company, any transfer of this Lease by merger, consolidation, liquidation or dissolution, or any change in the ownership of a majority of the partnership or membership interests, shall constitute an assignment for the purposes of this Section 14.  This Section 14(B) shall not apply if Tenant’s stock is listed on a recognized security exchange or if at least eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange.  Notwithstanding the foregoing, Tenant may assign this Lease or sublease all or any part of the Premises to (i) an Affiliate (hereinafter defined) or (ii) a successor by merger, consolidation or other similar business reorganization, or (iii) the purchase of all or substantially all of the Tenant’s stock (or other membership interests) or assets, each without the prior consent of Landlord (each, a “Permitted Transfer”) provided the following conditions are satisfied as reasonably determined by Landlord:  (i) in the case of a merger, consolidation or similar business reorganization, Tenant’s successor shall own all or substantially all of the assets of Tenant (or, in the case of a sale of only a portion of Tenant (i.e., a particular business line), such successor shall own all or substantially all of the assets of such business line); (ii) such Affiliate or successor shall have a net worth which is at least equal to Tenant’s net worth at the date of this Lease; (iii) Tenant is not then in default of this Lease (beyond any applicable notice and cure period), (iv) the use by the proposed transferee will be for the Permitted Use; (v) the transfer will not directly or indirectly cause Landlord to be in breach of any exclusive use provisions contained in any other leases either at the Building or any other buildings owned by Landlord or its affiliated companies which exclusive use provisions affect the Building (collectively, the “Applicable Exclusive Use Provisions”) in effect at the time of the transfer (and, in connection with the foregoing, Landlord agrees to provide Tenant with a list of then-existing Applicable Exclusive Use Provisions within ten (10) business days after written request from Tenant); and (vi) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed transfer, along with all applicable documentation and other information reasonably necessary for Landlord to determine that the requirements of this subsection have been satisfied, including if applicable, the qualification of such proposed transferee as an Affiliate of Tenant.  The term “Affiliate” means any person or entity controlling, controlled by or under common control with Tenant.  If requested by Landlord, the Affiliate or successor shall sign a commercially reasonable form of assumption agreement.

C.                                    Recapture.  Except in connection with a Permitted Transfer, if Tenant at any time desires to transfer this Lease or any part thereof, it shall first notify Landlord in writing of its desire to do so, and if such proposed transfer is an assignment of this Lease or a sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term (such proposed transfer, a “Recapture Transfer”), offer Landlord the right to recapture, at the per square foot rental for the space then applicable pursuant to this Lease or the rental which Tenant proposed to obtain whichever is lower, for all or any part of the Premises which Tenant desires to assign or sublet.  Tenant’s notice to Landlord shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental to be paid to Tenant by such sublessee or assignee.  Landlord, upon receipt of such notice, and if such notice identifies a Recapture Transfer, shall have the option, to be exercised within fifteen (15) days from the date of the receipt of such notice, to require Tenant to execute an assignment to Landlord of this Lease (if Tenant desires to assign this Lease) or a sublease to Landlord of the Premises or such portion thereof as Tenant desires to sublet with the right of Landlord to sublease to others, or anyone designated by Landlord.  If in the case of a Recapture Transfer Landlord exercises such option and such assignment or sublease is at the rental specified in this Lease, Tenant shall be released of all further liability hereunder, from and after the effective date of such assignment or sublease, with respect to that portion of the Premises included therein.  If Landlord does not exercise such option within such time, or if the proposed transfer is not a Recapture Transfer, Tenant may thereafter assign this Lease or sublet the premises involved, provided Landlord consents thereto, but at a rental not less than offered to Landlord in the notice and not later than one hundred twenty (120) days after delivery of the aforesaid notice unless a further notice is given.  In the event Landlord does not exercise its right to terminate this Lease or to sublet a portion of the Premises from Tenant in the event of a Recapture Transfer and Landlord has granted its written consent, Tenant may assign this Lease or sublet all or a portion of the Premises in accordance with Landlord’s consent.  Fifty percent (50%) of any Rent accruing to Tenant as a result of such assignment or sublease which is in excess of the Rent then being paid by Tenant to Landlord, or in excess of the pro rata share of Rent then being paid by Tenant for the portion of the Premises being sublet, after deducting therefrom any reasonable costs associated with such transfer (i.e., leasing commissions, tenant improvement allowances, attorneys fees, and any other incidental transaction costs), shall be paid by Tenant to Landlord monthly as Additional Rent.

D.                                    Costs.  Whether or not Landlord consents to a proposed transfer (or exercises its right to recapture), Tenant shall reimburse Landlord on demand for any and all out-of-pocket costs that may be incurred by Landlord in connection with any proposed transfer including, without limitation, the cost of investigating the acceptability of the proposed transferee and Landlord’s reasonable attorneys’ fees incurred in connection with each proposed transfer, in each instance up to an amount not to exceed $1,500.00.

E.                                    Notice.  Any notice or request to Landlord with respect to a proposed assignment or sublease shall contain the name of the proposed assignee or subtenant (collectively “transferee”), the nature of the proposed transferee’s business to be conducted at the Premises, and the terms and provisions of the proposed transfer.  Tenant shall also provide Landlord with a copy of the proposed transfer documents when available, and such financial and other information with respect to the proposed transferee and transfer that Landlord may reasonably require.

F.                                     Consent.  Notwithstanding the foregoing, in the event of a proposed transfer, if Landlord does not exercise its option under Section 14(C), then Landlord will not unreasonably withhold its consent thereto if (a) Tenant is not then in default of this Lease (beyond any applicable cure period), (b) the use by the proposed transferee will be for the Permitted Use, (c) the proposed transferee is reputable and of sound financial condition, (d) the transfer will not directly or indirectly cause Landlord to be in breach of any Applicable Exclusive Use Provisions in effect at the time of the transfer (and, in connection with the foregoing, Landlord agrees to provide Tenant with a list of then-existing Applicable Exclusive Use Provisions within ten (10) business days after written request from Tenant); and (e) the proposed transferee is not an existing tenant or subtenant of any other premises located on the Property or, if the proposed transferee is an existing tenant or subtenant, if Landlord is unable to accommodate such party with other space in the Building.  In all other cases, Landlord may withhold consent in its sole discretion.

G.                                   Terms.  Any option(s) granted to Tenant in this Lease or any option(s) granted to Tenant in any amendments to this Lease, to the extent that said option(s) have not been exercised, shall terminate and be voided in the event this Lease is assigned, or any part of the Premises are sublet, or Tenant’s interest in the Premises are otherwise transferred, except in connection with any Permitted Transfer or unless otherwise agreed to by Landlord.

SECTION 15:  PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against, levied upon or otherwise imposed upon or with respect to all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any improvements made to the Premises under or pursuant to the provisions of this Lease.  Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord.  In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions specifically identified as applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

SECTION 16:  DEFAULT AND LANDLORD’S REMEDIES

A.                                    Default.  The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Section 16(B) below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice from Landlord; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Sections hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice from Landlord (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period and thereafter diligently pursues its completion); (iii) failure to cure upon such shorter notice period as set forth in Landlord’s notice to Tenant (which notice shall be at least three business days unless the condition, in Landlord’s reasonable judgment, may cause imminent danger to person or property, and shall also contain Landlord’s reasoning for the shorter notice period) any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates (provided, except in a situation where there is imminent danger to person or property, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period set forth in Landlord’s notice and thereafter diligently pursues its completion); (iv) [intentionally omitted]; or (v) Tenant filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); or (b) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature.  Additionally, if Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure.  The notice and cure periods provided herein are intended to satisfy any and all notice requirements imposed by Law on Landlord and are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law. In the event of Tenant’s Default, and in addition to any other amounts or remedies that Landlord may be entitled to, Landlord shall be entitled to recover from Tenant, Landlord’s reasonable costs and reasonable attorney fees incurred in enforcing this Lease or otherwise arising from Tenant’s Default.

B.                                    Remedies.  If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

1.                                      Landlord may terminate Tenant’s right to possession without termination of this Lease, or Landlord may terminate this Lease and Tenant’s right to possession, at any time following a Default; provided, no act of Landlord other than giving notice to Tenant with express statement of termination shall terminate this Lease or Tenant’s right to possession.  Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.  Upon termination of Tenant’s right to possession, Landlord shall have the right to reenter the Premises and recover from Tenant in addition to any other monies provided herein or at Law:  (a) the Worth of the unpaid Rent that had been earned by Landlord at the time of termination of Tenant’s right to possession; (b) the Worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant’s right to possession through the expiration of the Lease Term; and (c) all other expenses incurred by Landlord on account of Tenant’s Default, including without limitation any Costs of Reletting (defined below) and Landlord’s attorney fees and collection costs.  The “Worth” as used for item (a) above is to be computed by allowing interest at the rate of fifteen percent (15%) to accrue on all such unpaid Rent (or such lesser rate required by Law, if any).  The Worth as used for item (b) above is to be computed by calculating the net present value of Rent discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant’s right of possession.

2.                                      In the event Landlord has made improvements to the Premises for the use and occupancy of Tenant and the Lease is terminated prior to the third (3rd) anniversary of the Commencement Date, then in addition to all other damages and rents to which Landlord shall be entitled on account of Tenant’s Default, Landlord shall also be entitled to recover from Tenant a sum equal to the unamortized cost of the Improvement Allowance remaining for the unexpired portion of the Term, said sum being computed by applying the percentage which the unexpired portion of the Lease Term bears to the total scheduled Lease Term.

3.                                      In the event of any such reentry by Landlord, Landlord may, at Landlord’s option, require Tenant to remove from the Premises any of Tenant’s property located thereon.  If Tenant fails to do so within two (2) business days after Landlord’s written request therefor, Landlord shall not be responsible for the care or safekeeping thereof and may remove any of the same from the Premises and place the same elsewhere in the Building or in storage in a public warehouse at the cost, expense and risk of Tenant with authority to the warehouseman to sell the same in the event that Tenant shall fail to pay the cost of transportation and storage, all in accordance with the rules and regulations applicable to the operation of a public warehouseman’s business.  In any and all such cases of reentry Landlord may make any repairs in, to or upon the Premises which may be reasonably necessary, desirable or convenient to re-let the Premises, and Tenant hereby waives any and all claims for damages which may be caused or occasioned by such reentry or to any property in or about the Premises or any part thereof.

4.                                      Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment.  Landlord may pursue one or more remedies against Tenant and need not make an election of remedies.  All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting (defined below), (ii) second, to the payment of all costs and attorney fees of enforcing this Lease against Tenant, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord).  “Costs of Reletting” shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, improvements or other matters necessary to prepare the Premises for another tenant, brokerage commissions, advertising costs, attorneys’ fees, any economic incentives given to enter leases with replacement tenants.  With respect to reletting the Premises, Landlord shall only be required to use reasonable efforts that do not exceed such efforts Landlord generally uses to lease other space in the Building, Landlord may continue to lease other portions of the Building or other projects owned or managed by Landlord in the same vicinity before reletting all or a portion of the Premises, and Landlord shall not be required to relet at rental rates less than Landlord’s then-existing rates for new leases or terms less favorable to Landlord than those contained herein.  The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease.

SECTION 17:  SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, Building, Premises or any interest of Landlord therein, and all other encumbrances, and matters of public record applicable to the Property, Building or Premises. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party).  However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming

Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender.  Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender.  Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action).  Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified.  Except as expressly provided to the contrary herein, the provisions of this Section shall be self-operative; however Tenant shall execute and deliver, within ten (10) business days after requested, such documentation as Landlord or any Lender may reasonably request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Section in recordable form.  Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.  Landlord agrees to use commercially reasonable efforts, upon Tenant’s written request and at Tenant’s cost, to obtain a subordination, non-disturbance and attornment agreement from any current or future Lender on such Lender’s standard form.

SECTION 18:  ESTOPPEL CERTIFICATES

Tenant shall from time to time, within ten (10) business days after written request from Landlord, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters as may be reasonably requested.  Any such statement may be relied upon by any such parties.  If Tenant shall fail to execute and return such statement within the time required herein (or to otherwise respond with any requested revisions to the statement), Tenant shall be deemed to have agreed with the matters set forth therein (which shall not be in limitation of Landlord’s other remedies).

SECTION 19:  RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A.                                    General Matters.  To: (i) change the name or street address of the Building or Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Building or Property, and grant any other person the right to do so, (iii) retain at all times and, subject to the provisions of Section 19.B,  use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, emergency or other dangerous condition, or threat thereof, temporarily: (a) limit or prevent access to the Building or Property or Premises, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed reasonably necessary by Landlord for the safety of tenants of the Building or Property or the protection of the Building or Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

B.                                    Access to Premises. To enter the Premises in order to: (i) inspect the Premises to ensure that the Premises comply with the requirements of this Lease, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities; provided, however, so long as Tenant is not in Default hereunder, Landlord shall not access the Premises to show the same to prospective tenants prior to the last six (6) months of the Term without Tenant’s prior consent, (iv) decorate, remodel or alter the Premises if Tenant shall permanently vacate the same during the last sixty

(60) days of the Term (without thereby terminating this Lease) (provided, in such instance Tenant shall not be liable for Landlord’s activities in the Premises if Landlord elects to enter without terminating this Lease), and (v) perform any work or take any other actions under Section 19(C) below, or exercise other rights of Landlord under this Lease or applicable Laws.  However, Landlord shall: (a) provide reasonable advance written notice (which may be given via e-mail to Tenant’s designated representative and which shall in no event be less than 48 hours) to Tenant’s on site manager or other appropriate person and allow a representative of Tenant to be present during any such entry (except in emergencies and for any regularly-scheduled service provided by Landlord), (b) take reasonable steps to minimize any disruption to Tenant’s business, use, occupancy or access to the Premises, and following completion of any work, repair and restore any damage to the Premises or Tenant’s property (to the extent not covered by the insurance Tenant is required to maintain hereunder) caused by such work and shall return Tenant’s leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (c) shall not change or modify the configuration or reduce the square footage of the Premises, unless required by Laws or other causes beyond Landlord’s reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced).  Tenant shall not place partitions, furniture or other obstructions in the Premises which may unreasonably prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment for the Premises.  If Tenant requests in writing that any such access occur before or after Landlord’s regular business hours and Landlord approves, Tenant shall pay all reasonable out-of-pocket overtime and other additional costs incurred by Landlord in connection therewith.

C.                                    Changes To The Property.  To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Building or Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed).  In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, in effectuating any of the foregoing rights, Landlord shall: (a) use commercially reasonable efforts to minimize any disruption to Tenant’s business operations in or access to the Premises, which shall include, without limitation, taking reasonable steps to minimize any interference with or denial of access to the Premises, except when necessary on a temporary basis (and in such case Landlord shall use commercially reasonable efforts to limit such denial of access to during non-normal business hours), and (b) in connection with entering the Premises shall comply with Section 19(B) above.

D.                                    New Premises.  Intentionally omitted.

E.                                    Redevelopment.  Intentionally omitted.

SECTION 20:   LANDLORD’S RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such thirty (30) day period and thereafter diligently seeks to cure such failure to completion).  If Landlord shall default and shall fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

SECTION 21:  RELEASE AND INDEMNITY

A.                                    Tenant’s Indemnity.  Subject to the provisions of Section 33(P), Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager (if any) harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord’s personnel and overhead costs and reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant’s occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant’s breach of its obligations hereunder or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises.  Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant shall not be required to indemnify Landlord hereunder to the extent any such claim or loss is caused by the grossly negligent or willful acts or omissions of Landlord, its property manager, or their respective members, managers, shareholders, partners, directors, officers, agents, or employees.  This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease.  Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises.  LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 29 AND THIS SECTION 21 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

B.                                    Landlord’s Indemnity.  Subject to the provisions of Section 33(P), Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant harmless from and against any and all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Tenant’s personnel and overhead costs and reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation), excluding consequential damages, to the extent the same is directly caused by or arises from (wholly or in part) the gross negligence or willful misconduct of Landlord or its agents or employees.  The foregoing indemnity covers actions brought by Landlord’s own employees and is specifically and expressly intended to constitute waiver of Landlord’s immunity under Colorado’s Industrial Insurance Act, C.R.S. Title 8, to the extent necessary to provide Tenant with a complete and full indemnity from claims made by Landlord and its employees, to the extent provided herein.

C.                                    Release. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to:  any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; any claim or damage resulting from Landlord’s repair, maintenance or improvements to any portion of the Building or Property; or any act, omission or negligence of co tenants, licensees or any other persons or occupants of the Building; provided only, that the release contained in this Section 21(C) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly and solely from Landlord’s gross negligence or willful misconduct or from Landlord’s breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

D.                                    Definitions.  As used in any Section of this Lease establishing indemnity or release of Landlord, “Landlord” shall include Landlord, its partners, officers, agents, employees and contractors, and “Tenant” shall include Tenant and any person or entity claiming through Tenant.

SECTION 22:  RETURN OF POSSESSION

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in good, neat and clean order and well-maintained condition, ordinary wear and tear and damage from fire or other insured casualty excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property.  All improvements, fixtures and other items permanently installed by Tenant or Landlord under or with respect to this Lease, shall be the property of Tenant during the Term of this Lease,  but at the expiration or earlier termination of this Lease all such improvements, fixtures and other items shall become Landlord’s property, and shall remain upon the Premises (unless Landlord elects otherwise in accordance with the terms of this Lease), all without compensation, allowance or credit to Tenant.  If prior to such termination, and subject to the terms of Section 10(A) of this Lease, Tenant shall promptly remove such of the foregoing items as are designated in notice by Landlord and restore the Premises to substantially the condition prior to the installation of such items (ordinary wear and tear excepted) in a good and workmanlike manner.  If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so upon not less than 10 days prior written notice to Tenant and Tenant shall pay Landlord’s reasonable out-of-pocket charges therefor upon demand.  All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession, shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

SECTION 23:  HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty hundred percent (150%) of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof.  Notwithstanding the foregoing, provided that Tenant does not hold over in the Premises for more than one (1) month, Landlord hereby waives the right to proceed against Tenant for any claims made by any succeeding tenant, any lost profits and any other consequential damages relating to or arising from such one (1) month period.  Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance.  The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease).  Landlord shall have the right at any time after expiration or earlier termination of this Lease, or Tenant’s right to possession, to reenter and possess the Premises and, except as expressly provided above regarding the waiver of Landlord’s right to proceed against Tenant for certain claims during the initial one (1) month period of holdover, Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease pursuant to applicable Laws.

SECTION 24:  NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto, shall be in writing and shall not be effective for any purpose unless the same shall be served personally, or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Section 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided.  Every notice or other communication hereunder shall be deemed to have been given as of the date delivered (or first refused) as evidenced by a receipt from such national air courier service or the United States Postal Service or immediately if personally delivered.  Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

SECTION 25:  REAL ESTATE BROKERS

Tenant represents that Tenant has dealt only with the broker, if any, designated in Section 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.  Landlord represents that Landlord has dealt only with the broker, if any, designated in Section 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Tenant harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.  Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Building (or other portions of the Property or other buildings managed by Landlord) for a term or terms commencing after the Commencement Date of this Lease.  It is also possible that Landlord and Tenant may hereafter modify this Lease to add additional space or to substitute other space for all or a portion of the Premises.  In the event any such additional agreements, modifications to this Lease, or new leases are made, Landlord shall have no obligation to pay any commission or other compensation to any broker or other party engaged by Tenant (including the brokers designated in Section 1) with respect to negotiating or representing Tenant in such matters, unless (a) such broker is involved in the transaction, (b) such broker has signed an exclusive brokerage agreement with Tenant, and (c) such broker signs an agreement with Landlord (or Landlord’s broker) regarding the brokerage commissions to be paid.  If Landlord enters into any subsequent written agreement regarding payment of subsequent commissions, Landlord shall pay any such commissions according to the terms of such subsequent written agreement, and nothing contained herein shall be deemed as prohibiting the entry into any such subsequent written agreements.  Nothing in this Section 25 shall be construed to require or otherwise obligate Landlord to consider or make any of the above-described additional agreements, modifications to this Lease, or new lease.

SECTION 26:  NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party.  No waiver shall be implied by delay or any other act or omission of either party.  No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action.  Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies).  No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any person or entity other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer.  No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

SECTION 27:  SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property.  The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses and Landlord shall have no liability to Tenant for any loss, damage or expense Tenant may sustain due to the ineffectiveness or malfunction of any such safety or security device or program.  Tenant agrees to reasonably cooperate in any reasonable safety or security program developed by Landlord or required by Law.

SECTION 28:  TELECOMMUNICATION LINES

A.                                    Telecommunication Lines.  No telecommunication or computer lines shall be installed within or without the Premises without Landlord’s prior consent in accordance with Section 10 or Exhibit C.  Landlord disclaims any representations, warranties or understandings concerning Landlord’s Building computer systems, or the capacity, design or suitability of Landlord’s riser Lines, Landlord’s main distribution frame (“MDF”) or related equipment.  If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion.  Landlord may arrange for an independent contractor to review Tenant’s requests for approval to install any telecommunication or computer lines, monitor or supervise Tenant’s installation, connection and disconnection of any such lines, and provide other such services, or Landlord may provide the same. In each case, all such work shall be performed in accordance with Section 10.  At the expiration or earlier termination of this Lease, and at Landlord’s request which shall be made not less than thirty (30) days prior to the expiration or earlier termination of the Lease, Tenant at its cost shall remove all wires, cable or other computer or telecommunication lines or systems installed by or for Tenant and Tenant shall restore the Premises and Building to substantially the same condition existing prior to Tenant’s installation, ordinary wear and tear and damage from fire or other casualty excepted.

B.                                    Limitation of Liability.  Unless due to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of any telecommunication or computer lines or systems (“Lines”) will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Building or Property by or for other tenants at the Property or Building, by any failure of the environmental conditions at or the power supply for the Building to conform to any requirements of the Lines  or any other problems associated with any  Lines  or by any other cause.  Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease as amended herein.  Landlord in no event shall be liable for any loss of profits, business interruption or other consequential damage arising from any Line Problems.

SECTION 29:  SUBSTANCES; DISRUPTIVE ACTIVITIES

A.                                    Hazardous Substances.

1.                                      Presence and Use of Hazardous Substances.  Tenant shall not, without Landlord’s prior written consent of Landlord’s sole discretion, keep on or around the Premises, Building or Property, for use, disposal, treatment, generation, storage or sale, any substances designed as, or containing components designated as, a “hazardous substance,” “hazardous material,” hazardous waste,” “regulated substance” or “toxic substance” (collectively referred to as “Hazardous Substances”).  With respect to any such Hazardous Substances, Tenant shall:  (i) [comply promptly, timely and completely with all Laws for reporting, keeping and submitting manifests, and obtaining and keeping current identification numbers; (ii) submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; (iii) only if Tenant is utilizing Hazardous Substances other that the Allowed Customary Hazardous Substances (as hereinafter defined), within fifteen (15) days of Landlord’s request, submit written reports to Landlord regarding Tenant’s use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant’s compliance with all applicable Laws; (iv) allow Landlord or Landlord’s agent or representative to come on the Premises at all reasonable times (and subject to the provisions of Section 19.B hereof) to check

Tenant’s compliance with all applicable Laws; (v) comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and (vi) comply with all applicable Laws regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances. Notwithstanding the foregoing or anything contained in this Lease to the contrary, Tenant may (without Landlord’s consent) use de minimus quantities of materials such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises (the “Allowed Customary Hazardous Substances”) provided that such materials are used, stored and disposed of by Tenant strictly in accordance with applicable Laws.  Landlord represents to Tenant that, as of the date of this Lease, to Landlord’s actual knowledge, without further inquiry, that the Building and Property contain no reportable quantities of Hazardous Substances which require remediation in order for the Building and Property to comply with applicable environmental laws.

2.                                      Monitoring Costs.  In the event that Landlord has a reasonable belief that Tenant is violating the terms and conditions of Section 29(A), then any and all reasonable out-of-pocket costs incurred by Landlord associated with Landlord’s monitoring of Tenant’s compliance with this Section 29, including Landlord’s reasonable attorneys’ fees and costs, shall be additional Rent and shall be due and payable to Landlord thirty (30) days after written demand by Landlord.

B.                                    Cleanup Costs, Default and Indemnification.

1.                                      Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Building or Property.

2.                                      Except in connection with Landlord’s gross negligence or willful misconduct, Tenant shall fully indemnify, defend and save Landlord and Landlord’s Lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord’s and Landlord’s Lender’s reasonable attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances in violation of this Section 29.

3.                                      Upon Tenant’s default under this Section 29, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:  (i) at Landlord’s option, to terminate this Lease if such default is not cured within the time periods set forth in Section 16.A hereof; and/or (ii) to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building or Property, any and all damages and claims asserted by third parties against Landlord and Landlord’s reasonable attorney’s fees and costs.

4.                                      In the event that Hazardous Substances are discovered in the Building or Property during the term of this Lease, and such Hazardous Substances were not caused or introduced by Tenant or any subtenant, licensee, assignee, concessionaire, officer, agent, employee, guest or invitee of Tenant, Landlord will cause such Hazardous Substances to be remediated, encapsulated, or otherwise handled, at Landlord’s expense, within the time frames and parameters required by Law.

C.                                    Disruptive Activities.  Tenant shall not:  (1) produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different than the light or heat from other sources outside the Premises; (2) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement; (3) create, or permit to be created, any floor or ground vibration that is materially discernible outside the Premises; (4) transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in or about the Premises, Building or Property; or (5) create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Building or Property.

SECTION 30:  DISABILITIES ACTS

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder (“ADA”), and any similarly motivated state and local Laws, as the same may be amended and supplemented from time to time (collectively referred to herein as the “Disabilities Acts”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, Building and Property depending on, among other things: (i) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (ii) whether such requirements are “readily achievable”, and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.  The parties hereby agree that: (a) Landlord shall perform any required Disabilities Acts compliance in the common areas and with respect to any structural components of the Building, except as provided herein; (b) Tenant shall perform any required Disabilities Acts compliance in the Premises, as well as any required Disabilities Acts compliance in the common areas that are Tenant’s obligation to perform under Section 8(A), and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, Disabilities Acts “path of travel” and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises by Tenant.  Tenant shall be responsible for Disabilities Acts requirements relating to Tenant’s employees, and Landlord shall be responsible for Disabilities Acts requirements relating to Landlord’s employees.

SECTION 31:  DEFINITIONS

(A)                               “Building” shall mean the structure (or the portion thereof operated by Landlord) identified in Section 1 within which the Premises are located.

(B)                               “Default Rate” shall mean fifteen percent (15%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

(C)                               “Holidays” shall mean all federal holidays, and holidays observed by the State of Colorado, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

(D)                               “Landlord” shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

(E)                                “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws (including without limitation Disabilities Acts), statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Colorado, and decisions of federal courts applying the Laws of such State, at the time in question.  This Lease shall be interpreted and governed by the Laws of the State of Colorado.

(F)                                 “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground Landlord (and the term “ground lease” although not separately capitalized is intended through out this Lease to include any superior or master lease).

(G)                               “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property, Building or Premises, or any part thereof or interest therein, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(H)                              “Premises” shall mean the area within the Building identified in Section 1 and Exhibit B.  Possession of areas necessary for utilities, services, safety and operation of the Building, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

(I)                                   “Property” shall mean the real property legally described in Exhibit A of this Lease together with all landscaping, improvements and personal property located thereon and related to the Building or its operation or maintenance.

(J)                                   “Rent” shall have the meaning specified therefor in Section 4.

(K)                               “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity, or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Building, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(L)                                “Tenant” shall be applicable to one or more persons or entities as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several.  When used in the lower case, “tenant” shall mean any other tenant, subtenant or occupant of the Building or Property.

(M)                            “Tenant’s Share” of Expenses pursuant to Section 4 shall be the percentage set forth in Section 1, but if the rentable area of the Premises or Building shall change, Tenant’s Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Building, excluding any parking facilities; provided that if there is a re-measurement of the Building or Premises during the initial Term, Tenant’s Share will not increase without the prior reasonable approval of Tenant.  Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas, all as reasonably determined by Landlord.  Except as provided expressly to the contrary herein, the “rentable area of the Building” shall include all rentable area of all space leased or available for lease at the Building, which Landlord may reasonably re determine from time to time, to reflect re configurations, additions or modifications to the Building.  Landlord agrees that it will use the same measurement standards for both the Premises and the Building in the event of any remeasurement as provided in this subsection.

SECTION 32:  OFFER

The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant.  Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of five (5) business days after delivery to Landlord.  During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

SECTION 33:  MISCELLANEOUS

A.                                    Captions and Interpretation.  The captions of the Sections and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms.  The neuter shall include the masculine and feminine, and the singular shall include the plural.  The term “including” shall be interpreted to mean “including, but not limited to.”

B.                                    Survival of Provisions.  All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C.                                    Severability.  If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

D.                                    Short Form Lease.  Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a commercially reasonable form prepared by Landlord or such Lender.

E.                                    Light, Air and Other Interests.  This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

F.                                     Authority.  If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the State of Colorado (and has any required certificates, licenses, permits and other such items).  If Landlord is any form of corporation, partnership, limited liability company or partnership, association or other organization, Landlord and all persons signing for Landlord below hereby represent that this Lease has been fully authorized and no further approvals are required, and Landlord is duly organized, in good standing and legally qualified to do business in Colorado (and has any required certificates, licenses, permits and other such items).

G.                                   Partnership Tenant.  Intentionally omitted.

H.                                   Financial Statements.  Tenant shall, within ten (10) business days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer, in form reasonably satisfactory to Landlord; provided, however, Landlord may not request such financial statements more than once in any twelve month period unless requested in connection with a sale or financing of the Property, or any portion thereof.

I.                                        Successors and Assigns; Transfer of Property and Security Deposit.  Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Section 14 respecting Transfers and Section 17 respecting rights of Lenders.  Subject to Section 17, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party, which Landlord covenants and agrees to do in connection with any voluntary transfer of the Property), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

J.                                      Rent and Taxes.  In addition to the provisions of Section 15, all Rent due Landlord herein is exclusive of any sales, business and occupational gross receipts or tax based on rents or tax upon this Lease or tax measured by the number of employees of Tenant or the area of the Premises or any similar tax or charge.  If any such tax or charge be hereafter enacted,  Tenant shall reimburse to Landlord the amount thereof with each monthly Base Rent payment.  If it shall not be lawful for Tenant to so reimburse Landlord, the monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge.  Tenant shall not be liable to reimburse Landlord any federal income tax or other income tax of a general nature applicable to Landlord’s income or which is otherwise expressly carved out of Tenant’s tax obligations set forth in Section 4(B)(v).

K.                                   Limitation of Landlord’s Liability.  Tenant agrees to look solely to Landlord’s interest in the Building (together with any unencumbered rents, profits and other income earned in connection therewith) for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Building or Premises.  Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

L.                                    Signage.  Landlord agrees to provide Tenant, at Landlord’s sole cost, Building standard signage on the lobby directory board and the principal floor where the Premises are located in a manner consistent with other tenants in the Building.  Tenant shall also be permitted to install certain Building Signage (as defined in Exhibit G) as more fully provided in Exhibit G.

M.                                 Applicable Law and Other Matters.  This Lease shall be interpreted and construed under and pursuant to the laws of the State of Colorado.  Any action regarding or arising from this Lease shall be brought in the Colorado State District Court located in the county where the Property is located.  Time is of the essence of this Lease.  In the event an attorney is engaged by either party to enforce the terms of this Lease or in the event suit is brought relating to or arising from this Lease, the prevailing party shall be entitled to recover from the other party its reasonable attorney fees and costs.

N.                                    Confidentiality.  Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals,  materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

O.                                   Parking.  Parking shall be available for Tenant throughout the Term, subject to the terms and conditions set forth in this Section 33.O.  If Tenant fails to take any of the Allocated Spaces (hereinafter defined) within six (6) months after the Commencement Date, or if at any time thereafter ceases to pay for the Allocated Spaces, the Allocated Spaces so relinquished by Tenant shall no longer be allocated to Tenant, and Landlord may allocate the Allocated Spaces to other users.  Subject to the foregoing, Tenant shall have the right to use certain parking spaces at the 1500 Pearl Garage (hereinafter defined) and the 1434 Spruce Garage (hereinafter defined) as provided below.

(i)                                     1500 Pearl Garage Parking.  Tenant shall have the right to use certain parking spaces at the parking garage at 1500 Pearl Street (the “1500 Pearl Garage”), which is owned by the City of Boulder and operated by an affiliate of Landlord (“Landlord’s 1500 Pearl Operator Affiliate”).  So long as Landlord’s 1500 Pearl Operator Affiliate (or another affiliate of Landlord) has the right to operate the 1500 Pearl Garage, Landlord agrees to cause Landlord’s 1500 Pearl Operator Affiliate (or such other affiliate of Landlord) to make nine (9) spaces in the 1500 Pearl Garage (the “1500 Pearl Garage Allocated Spaces”) available to Tenant for lease on or before the Commencement Date at the then current rate then being charged by the City of Boulder, and will continue to make such spaces available on a quarterly basis at the then current market rates, for so long as Landlord’s 1500 Pearl Operator Affiliate has access to such spaces and Tenant continues to pay for such spaces.

(ii)                                  1434 Spruce Garage Parking.  Tenant shall have the right to use certain parking spaces at the parking garage at 1434 Spruce Street (the “1434 Spruce Garage”), which is owned by an affiliate of Landlord (“Landlord’s 1434 Spruce Affiliate”).  Landlord agrees to cause Landlord’s 1434 Spruce Affiliate (or such other affiliate of Landlord) to make thirty-seven (37) spaces in the 1434 Spruce Garage (the “1434 Spruce Garage Allocated Spaces”) available to Tenant for lease on or before the Commencement Date at the then current market rate (currently $175.00 per space per month, and subject to change from time to time during the Term without notice), and will continue to make such spaces available on a quarterly basis at the then current market rates, for so long as Tenant continues to pay for such spaces.

(iii)                               Additional Terms.  The 1500 Pearl Garage Allocated Spaces and the 1434 Spruce Garage Allocated Spaces are referred to herein collectively and generally as the “Allocated Spaces.”  The Allocated Spaces shall be subject to the such rules and regulations as Landlord and/or Landlord’s 1500 Pearl Operator Affiliate and/or Landlord’s 1434 Spruce Affiliate, as applicable, may promulgate in writing with respect to the 1500 Pearl Garage and/or the 1434 Spruce Garage, as applicable, except to the extent that such provisions have been expressly modified by this Section.

P.                                     Waiver of Consequential Damages.  (a) Except with respect to (i) any claims of consequential damages made by third-parties arising out of Tenant’s indemnity obligations pursuant to Section 21 hereof that are actually incurred or paid by Landlord, and/or (ii) any claims arising out of either Section 23 or Section 29 hereof, neither Tenant nor any of Tenant’s agents shall be liable to Landlord for consequential or indirect damages of any kind or nature even if arising from any act or omission or negligence of Tenant or any of Tenant’s agents or from any default by Tenant hereunder; and (b) neither Landlord nor any of Landlord’s agents shall be liable to Tenant for consequential or indirect damages of any kind or nature even if arising from any act or omission or negligence of Landlord or any of Landlord’s agents or from any default by Landlord hereunder.

SECTION 34:  GUARANTY

Intentionally omitted.

SECTION 35:  ENTIRE AGREEMENT

This Lease, together with the Riders, Exhibits and other documents listed in Section 1 (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties.  Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:	1433 Pearl Street Mall LLC
a Colorado limited liability company

	By:	Unico Investment Group LLC,
a Delaware limited liability company,
Manager

	BY:	/s/ Scott Brucker
	NAME:	Scott Brucker
	TITLE:	VP

TENANT:	CARBON BLACK, INC.,
a Delaware corporation

	BY:	/s/ Mark Sullivan
	NAME:	Mark Sullivan
	TITLE:	CFO

EXHIBIT A

(Legal Description of Property)

That part of Lot 11, Block 94, Town of Boulder, Except that part described as follows:  Beginning at the Southeast corner of said Lot 11; thence Westerly along the South line of said Lot 11, a distance of 1.60 feet thence Northerly to the North line of said Lot 11, a distance of 1.34 feet Westerly from ft Northeast corner of said Lot 11; thence Easterly along to North line of said Lot 11, a distance of 1.34 feet to the Northeast corner thereof; thence Southerly along the East line of said Lot 11 to the Point of Beginning.  County of Boulder, State of Colorado.  (6,842.70 square feet).  Also commonly known as 1427 Pearl Street, Boulder, Colorado.

The East ½ of Lot 10 and the East 10 inches of the South 75 Feet of the West ½ of said Lot 10, Block 94, Original Town of Boulder, Together with all Rights and Benefits accruing to the West Line of the above described Property as provided in the Deed recorded November 13, 1890, in Book 138 at page 152 and Deeds subsequent thereto, County of Boulder, State of Colorado.  (3,692.50 Square Feet).  Also commonly known as 1427 Pearl Street, Boulder, Colorado.

The West ½ of Lot 10, Block 94, amended plat of Block 94 to the original town of Boulder, except the east 10 inches of the south 75 feet thereof.  Together with all stairway rights thereunder belonging, County of Boulder, State of Colorado (3,568.20 square feet).  Also commonly known as 1425 Pearl Street, Boulder, Colorado.

Exhibit A - 1

EXHIBIT B

(Floor Plate Showing Premises Shaded)

PREMISES

kieding

1433 PEARL

EXHIBIT B

SECOND FLOOR
NOT TO SCALE
FEBRUARY 21, 2018

9,749 RSF

NORTH

Exhibit B - 1

EXHIBIT C

(Work Letter)

All capitalized terms not otherwise defined in this Work Letter shall have the meaning set forth in the Lease.

1.                                      Landlord’s Base Building Work.  Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (the “Base Building Work”), at Landlord’s expense (and no such cost and expense shall be charged to Tenant or the Improvement Allowance (hereinafter defined)).  Except for Landlord’s Work, the Improvement Allowance and the Preliminary Planning Costs (hereinafter defined) set forth below and as otherwise set forth in the Lease and this Work Letter and subject to any obligations of Landlord of a continuing nature under the express terms of the Lease (including, without limitation, any on-going maintenance or legal compliance obligations), Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Property.

2.                                      The Work.  Landlord agrees to construct certain improvements to the Premises (the “Landlord’s Work”) in accordance with the Final Plans and Specifications (hereinafter defined) and in accordance with the provisions of this Work Letter, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including without limitation, Section 10 thereof and in accordance with all applicable Laws and applicable professional standards of skill and care and in a good and workmanlike manner, promptly and with all due diligence.  Landlord’s Work is sometimes referred to herein, collectively, as the “Tenant Improvement Work”.

3.                                      Cost of the Work; Improvement Allowance.

(a)                                 Except as provided hereinafter, Tenant shall pay “Tenant’s Share of the Cost of the Work” (hereinafter defined).  The “Cost of the Work” shall mean the actual costs associated with the Landlord’s Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Landlord’s Work, but excluding the Base Building Work for which no cost and expense shall be charged to Tenant or the Improvement Allowance.  In addition, Landlord shall be responsible for all costs associated with the initial “test fit”/preliminary planning costs associated with the design of the Premises (the “Preliminary Planning Costs”), which Preliminary Planning Costs shall not be charged against the Improvement Allowance.  However, all costs associated with preparation of the Final Plans and Specifications (as hereinafter defined) after the initial test fit/preliminary plans have been prepared, including without limitation costs for any working drawings, mechanical, structural and electrical engineering drawings or other standard construction drawings based on the preliminary plans shall be included in the Costs of the Work and chargeable against the Improvement Allowance.  Without limiting the generality of the foregoing the Cost of the Work shall also include any costs incurred by Landlord in obtaining third-party peer review (but not review by Landlord’s in-house employees) of any of Tenant’s Information (hereinafter defined) or other plans and specifications prepared by Tenant or its agents, as well as a fee for Landlord’s management and supervision of the Landlord’s Work (the “Construction Management Fee”) in the amount of three percent (3%) of the total Cost of the Work (less such Construction Management Fee), which shall be payable out of the Improvement Allowance to the extent that sufficient funds are available for such purposes.  “Tenant’s Share of the Cost of the Work” shall mean the amount, if any, by which the Cost of Work exceeds the Improvement Allowance.  Tenant’s Share of the Cost of the Work shall be deemed additional “Rent” under the Lease.  If, based on the selected Bid (as hereinafter defined) by the general contractor, it is estimated that the Cost of the Work will exceed the Improvement Allowance, then Tenant will be responsible for payment of the proportionate amount of each draw request made by Landlord to its general contractor, it being the intent of the parties that the payments by Tenant (of Tenant’s Share of the Cost of the Work) and Landlord (of the Improvement Allowance) be made on a pari passu basis based on the estimates set forth on the selected Bid.

(b)                                 Landlord shall provide Tenant the amount of Thirty and No/100 Dollars ($30.00) per RSF of Premises (for a total not to exceed $559,140.00) (the “Improvement Allowance”) for the purpose of payment of the Cost of the Work.  Additionally, if any of the Improvement Allowance remains after the completion of the Tenant Improvement Work, Tenant may allocate any remaining Improvement Allowance as follows, subject to the limitations set forth below:  (i) Tenant may allocate any remaining Improvement Allowance, not to exceed Seven and No/100 Dollars ($7.00) per RSF of the Premises, toward a credit against Base Rent (the “Rent Credit”); and (ii) Tenant may allocate any remaining Improvement Allowance, not to exceed Five and No/100 Dollars ($5.00) per RSF of the Premises, toward the cost of Tenant’s furniture, fixtures and equipment, data/telecommunication cabling, supplemental air conditioning and/or security systems for the Premises and/or toward relocation costs (all such costs, the “Miscellaneous Costs”).  With respect to any portion of the Improvement Allowance that may be properly allocable toward a Rent Credit, any Rent Credit shall be credited by Landlord to the next installment(s) of Base Rent coming due under the Lease after Tenant elects such Rent Credit.  With respect to any portion of the Improvement Allowance that may be properly allocable toward Miscellaneous Costs, at Tenant’s option, within thirty (30) days of Tenant’s written request, and subject to the limit of any remaining Improvement Allowance balance, Landlord will either (i) reimburse Tenant for its out-of-pocket Miscellaneous Costs; or (ii) pay Tenant’s vendors directly for such Miscellaneous Costs.  Any

Exhibit C - 1

Improvement Allowance that has not been applied either toward costs of the Landlord’s Work or, subject to the foregoing limitation, utilized and allocated by Tenant in writing toward either Miscellaneous Costs or a Rent Credit within six (6) months after the Commencement Date shall be forfeited by Tenant.

4.                                      Final Plans and Specifications.

(a)                                 Tenant’s Information.  Within ten (10) days after the date of mutual execution of the Lease, Tenant shall submit to Landlord (i) the name of a representative of Tenant who has been designated as the person responsible for receiving all information from and delivering all information to Landlord relating to the construction of the Landlord’s Work, and (ii) all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Landlord’s Work in the Premises, including Tenant’s partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, initial provider(s) of telecommunications services, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, imposed loads on structure, millwork, finish schedules, security devices, if any, which Tenant desires or Landlord requires to have integrated with other Building safety systems, and HVAC and electrical requirements (including Tenant’s connected electrical loads and the National Electrical Code (NFPA-70) Design Load Calculations), together with all supporting information and delivery schedules (“Tenant’s Information”).

(b)                                 Plans and Specifications.  Following Landlord’s execution of the Lease and receipt of Tenant’s Information, Landlord shall cause its designated architect and engineers to prepare and submit to Tenant all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the “Plans and Specifications”).  In addition, Landlord shall advise Tenant of the number of days of Tenant Delay (as defined below) attributable to any long lead items contained in Tenant’s Information.  Landlord (or its designated representative) reserves the right to designate the location(s) of all of Tenant’s mechanical, electrical or other equipment and the manner in which such equipment will be connected to Building systems.

(c)                                  Final Plans and Specifications.  Within three (3) business days after receipt, Tenant shall (i) approve and return the Plans and Specifications to Landlord, or (ii) provide Landlord Tenant’s written requested changes to the Plans and Specifications, in which event Landlord shall have the Plans and Specifications revised (as Landlord deems appropriate) and resubmitted to Tenant for approval within three (3) business days after receipt.  If Tenant fails to request changes within such three (3) business day period, Tenant shall be deemed to have approved the Plans and Specifications.  Upon Tenant’s approval, the Plans and Specifications shall become the “Final Plans and Specifications”.

5.                                      Selection of Contractor; Bidding Process.

(a)                                 Landlord shall, within fifteen (15) days following approval of the Final Plans and Specifications, submit the Landlord’s Work for bid to at least three (3) general contractors approved by Landlord and Tenant, such approval not to be unreasonably withheld, conditioned or delayed by either party, and provide to Tenant competitive bids (the “Bids”) from such general contractors.

(b)                                 Unless otherwise agreed by Tenant, Landlord shall select the lowest of the three bids.

(c)                                  Landlord shall afford Tenant a reasonable time (not to exceed five (5) business days following Landlord’s submission to Tenant of the Bids) to value engineer the Landlord’s Work.  Within ten (10) days following Landlord’s submission to Tenant of the Bids or revised Bids, as the case may be, Landlord and Tenant shall have approved in writing a cost proposal, based on the lowest responsive Bid, for the cost of completing the Landlord’s Work, which details the application of the Improvement Allowance and shows any overage in the estimated aggregate cost for the Landlord’s Work in excess of the Improvement Allowance.  If Tenant fails to approve the cost proposal within the aforementioned time period, any delay in such approval shall constitute Tenant Delay hereunder.

(d)                                 The contract with the general contractor selected a result of the bid process described above shall be on a guaranteed maximum price basis and shall be entered into by Landlord promptly following such bid process.

6.                                      Delays In Construction.  The Commencement Date under the Lease shall be postponed for each day that Landlord fails to substantially complete the Tenant Improvement Work thereby as a result of strikes, acts of God, shortages of materials or labor, governmental approvals or requirements, the various causes set forth below, or any other causes beyond Landlord’s reasonable control.  In such case, the commencement of Rent shall be similarly postponed, except to the extent that delays occur as a result of one or more of the following (collectively called “Tenant Delays”):

(a)                                 Tenant’s requests for changes to the Landlord’s Work or Change Orders under Section 7, or otherwise that result in an actual delay in the substantial completion of Landlord’s Work.

(b)                                 Tenant’s failure to furnish an amount equal to its proportionate share of the Tenant’s Share of the Cost of the Work (if any) with respect to any draw request as set forth in Section 3(a) above within five (5) business days after notice from Landlord of such amount, which may be given via e-mail to Tenant’s designated construction representative (which shall give Landlord the absolute right to postpone the Landlord’s Work until such amount is furnished to Landlord).

Exhibit C - 2

(c)                                  Any upgrades, special Landlord’s Work or other non-building standard items, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, or other delays not typically encountered in connection with Landlord’s standard office improvements.

(d)                                 The performance by Tenant or Tenant’s contractors, agents or employees of any Tenant’s Work (hereinafter defined) at or about the Premises or Property and such work unreasonably interferes with or otherwise actually delays Landlord’s Work.

(e)                                  Any act or omission of Tenant or Tenant’s contractors, agents or employees, or any breach by the Tenant of any provisions contained in this Work Letter or in the Lease that results in an actual delay in the substantial completion of Landlord’s Work.

7.                                      Change Orders.  If Tenant shall desire any changes, alterations, or additions to the Plans referenced above, Tenant shall submit a detailed written request or revised plans (the “Change Order”) to Landlord for approval.  Landlord shall not unreasonably withhold approval, but all costs in connection therewith, to the extent they exceed the Improvement Allowance, including without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or opinions or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as part of Tenant’s Share of the Cost of the Work under Section 3(a).

8.                                      Completion.

(a)                                 Landlord shall be deemed to have “substantially completed” the Tenant Improvement Work for purposes hereof if Landlord has caused all of the Tenant Improvement Work to be completed substantially except for so-called “punchlist items,” e.g. minor details of construction or decoration or mechanical adjustments which do not substantially interfere with Tenant’s occupancy of the Premises, or Tenant’s ability to complete any improvements to the Premises to be made by Tenant.  If there is any dispute as to whether Landlord has substantially completed the Tenant Improvement Work, the good faith decision of Landlord’s architect shall be final and binding on the parties.  Prior to the Premises being delivered to Tenant, a representative of Landlord and a representative of Tenant shall walk through the Premises and jointly prepare a list of minor items which, in the mutual opinion of Landlord and Tenant, have not been fully completed or which require repair (the “Punch List Items”).  Landlord shall use commercially reasonable efforts to cause its contractor to complete or repair the Punch List Items within 30 days after the date of the “walk-through”.  Tenant shall not be entitled to any abatement of any rental obligations as pertains to the Premises pending completion of the Punch List Items.  If Tenant fails to conduct a walk-through and identify any Punch List Items within five (5) days after taking possession of the Premises, Tenant will be deemed to have waived its right to create a  punch list and shall be deemed to have accepted the Premises in its “as is” condition.

(b)                                 If Landlord notifies Tenant that the Tenant Improvement Work is substantially completed, and Tenant fails to object thereto within fifteen (15) days thereafter specifying in reasonable detail the items of Landlord’s Work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Tenant Improvement Work is substantially completed.

(c)                                  Substantial completion shall not prejudice Tenant’s rights to require full completion of any remaining items of the Tenant Improvement Work.  However, if Landlord notifies Tenant that the Tenant Improvement Work is fully and finally completed, and Tenant fails to object thereto in writing within seven (7) days thereafter specifying in reasonable detail the items of Tenant Improvement Work needed to be completed and the nature of Tenant Improvement Work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Tenant Improvement Work as fully completed (or such portions thereof as to which Tenant has not so objected).

9.                                      Work Performed by Tenant.  Landlord, at Landlord’s discretion, may permit Tenant and Tenant’s agents and contractors to enter the Premises prior to completion of the Tenant Improvement Work in order to make the Premises ready for Tenant’s use and occupancy (such work, the “Tenant’s Work”).  If Landlord permits such entry prior to completion of the Tenant Improvement Work, then such permission is conditioned upon Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and not interfering with Landlord and Landlord’s contractors in doing the Tenant Improvement Work or with the operations of other tenants and occupants of the Building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours oral or written notice to Tenant.  Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (including, without limitation, all insurance requirements), except as to the covenant to pay Rent thereunder, and further agrees that, unless otherwise Landlord’s obligation pursuant to Section 21 of the Lease as a result of Landlord’s gross negligence or willful misconduct, and subject at all times to the provisions of Section 11.C of the Lease, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any items of Tenant’s Work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Tenant Improvement Work, the same being at Tenant’s sole risk.

10.                               Signage.  Landlord shall cause signage of building standard material and design to be placed on or adjacent to the door of the Premises.  Tenant shall promptly advise Landlord in writing of the

Exhibit C - 3

name or names Tenant wishes for said signage.  The content of all signage shall be subject to Landlord’s prior approval.

11.                               Liability.  The parties acknowledge that Landlord is not an architect or engineer, and that the Landlord’s Work will be designed and performed by independent architects, engineers and contractors.  Accordingly, Landlord does not guarantee or warrant that the Final Plans and Specification will be free from errors or omissions, nor that the Landlord’s Work will be free from defects, and Landlord shall have no liability therefor, provided that such architects, engineers and contractors are licensed and reputable.  In the event of such errors, omissions, or defects, Landlord shall cooperate in any action Tenant desires to bring against such parties.

12.                               Intentionally Omitted.

13.                               Incorporation into Lease; Default.  The parties agree that the provisions of this Landlord’s Work Agreement are hereby incorporated by this reference into the Lease fully as though set forth therein.  In the event of any express inconsistencies between the Lease and this Work Letter, the latter shall govern and control.  Any default by a party hereunder shall constitute a default by that party under the Lease and said party shall be subject to the remedies and other provisions applicable thereto under the Lease (including the benefit of all applicable notice and cure periods).

Exhibit C - 4

EXHIBIT D

(Option to Extend)

Tenant shall have an option to extend the Term of this Lease (“Option to Extend”) for two (2) additional successive periods of five (5) consecutive Lease Years each (“Extension Period(s)”) on the same terms and conditions in effect under this Lease immediately prior to the applicable Extension Period, except that Tenant shall have no further right to extend beyond the second Extension Period and the monthly Base Rent shall be adjusted to the Prevailing Rental Rate, as described herein.  The Option to Extend may be exercised only by giving Landlord written notice thereof no later than twelve (12) months prior to the commencement of the applicable Extension Period.  Said exercise shall, at Landlord’s election, be null and void if Tenant is in default under the Lease beyond applicable notice and cure periods at the date of said notice or any time thereafter and prior to commencement of the applicable Extension Period.  The term “Lease Year” herein means each 12 month annual period, commencing with the first day of the Extension Period, without regard to calendar years.

If Tenant shall fail to timely exercise its Option to Extend, said option shall terminate, and shall be null and void and of no further force and effect.  Tenant’s exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default.  If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise its Option to Extend, or if Tenant shall have assigned the Lease (other than in connection with a Permitted Transfer), then immediately upon such termination or assignment, the Option to Extend shall simultaneously terminate and become null and void.  Such option is personal to Tenant and to any assignee of all of Tenant’s right, title and interest in this Lease pursuant to a Permitted Transfer.  Except as expressly set forth in the foregoing sentence, under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the Option to Extend granted herein.  Time is of the essence of this provision.

The Prevailing Rental Rate shall mean the average per square foot rental rate per month for leases of periods approximately as long as the Extension Period, executed for similar uses and lengths of time and for comparable Class A office space in the Pearl Street Mall submarket of Boulder, Colorado, taking into account all other relevant factors, during the twelve (12) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, and, where, if a renewal, the renewal rate was not set by the terms of the lease, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of Property.  In all cases, such rates shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives, provided, however, that if such comparable leases include base years, stop levels, or other provisions respecting taxes or operating expenses, or include any other economic provisions, such as but not limited to consumer price provisions, utility reimbursements, or fixed rent increases, the same shall be included in Tenant’s lease.  Notwithstanding the foregoing, in no event shall the Prevailing Rental Rate be less than the Base Rent in effect during the final twelve (12) months of the then expiring Term.

If the parties are unable to agree on the Prevailing Rental Rate within thirty (30) days after Tenant provides its notice exercising its Option to Extend (the “Negotiation Period”), then Tenant shall have the right, exercisable within five (5) business days after the expiration of the Negotiation Period, to either (i) withdraw its exercise of the Option to Extend by giving written notice to Landlord of such withdrawal; or (ii) elect to have the Prevailing Rental Rate determined by arbitration in accordance with the following procedure.  If Tenant does not timely provide notice electing to either withdraw its notice or proceed to arbitration, Tenant will be deemed to have withdrawn its notice and Tenant’s exercise of the Option to Extend shall be deemed rescinded.  If Tenant timely elects to proceed to arbitration, Landlord and Tenant shall appoint a mutually selected arbitrator, and shall share equally the cost of such arbitrator.  Failing agreement on the arbitrator’s identity, Landlord and Tenant shall each select and bear the cost of an arbitrator, and those two arbitrators shall together choose a third arbitrator, whom the parties shall appoint and whose cost they shall split equally.  Failing agreement by the two arbitrators, the Boulder County District Court shall appoint an arbitrator.  In the case of a court-appointed arbitrator, the parties shall split equally the cost of the arbitrator and any court costs.  In any case, if possible, the arbitrator shall be appointed at least sixty (60) days before commencement of the applicable Extension Period.  Within thirty (30) days after the appointment of the arbitrator, Tenant and Landlord shall each submit to the arbitrator (and to one another) its written opinion regarding Prevailing Rental Rate, as defined above.  Within ten (10) days after the arbitrator’s receipt of the last such opinion, the arbitrator shall decide which of the two opinions most accurately reflects the Prevailing Rental Rate.  Such selected opinion shall be the Prevailing Rental Rate, and the selection by the arbitrator shall be final and binding upon the parties.  The arbitrator must select one of the two alternative opinions and may not select any other alternatives.   In recognition that the Prevailing Rental Rate may not be determined until after the commencement of the applicable Extension Period, Tenant shall pay, during the applicable Extension Period until the Prevailing Rental Rate is determined, the fully escalated rental rate in effect on the last day of the prior Term.  If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after the written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant during the applicable Extension Period.

Exhibit D - 1

EXHIBIT E

(Right of First Refusal)

Effective on the Lease Commencement Date, and provided Tenant is not then in default of this Lease beyond applicable notice and cure periods at the time of Landlord’s delivery of the Offer Notice (defined below) and the date the subject space is to be added to the Premises, Landlord grants Tenant a right of first refusal to lease any of the leasable area of office space on the first (1st) floor of the Building (collectively, the “RFR Space”).

Notwithstanding anything to the contrary in this Exhibit E, Tenant’s right of first refusal granted herein is subject to (and conditioned on non-exercise of) any prior existing expansion, extension and right of first refusal rights of any other Building tenant under their current lease with Landlord, as well as any renewal by the existing tenants or their successors, or subtenants of any RFR Space.  In addition, Tenant’s right of first refusal is a one-time right (except for the Pending Lease Re-Offer, as defined below), and is applicable only to the first RFR Space for which Landlord is required to provide an Offer Notice, even if such Offer Notice is for less than the entirety of the RFR Space, and whether or not Tenant leases the RFR Space which is the subject of the Offer Notice as provided herein, Landlord shall have no further obligations to provide any further Offer Notices to Tenant for any portion of the RFR Space.  Notwithstanding the foregoing, Landlord has advised Tenant that it is currently in negotiations with a prospective tenant (the “Prospective Tenant”) to lease the RFR Space (the “Pending Lease”), has advised Tenant of the terms agreed to with such Prospective Tenant, and Tenant has declined to take the RFR Space.  If Landlord enters into the Pending Lease with the Prospective Tenant, Landlord agrees that, at such time as the Pending Lease expires or the RFR Space otherwise becomes available, it will re-offer the RFR Space to Tenant (the “Pending Lease Re-Offer”).  Additionally, if Landlord does not enter into the Pending Lease, and Landlord thereafter engages in negotiations with another party other than the Prospective Tenant with respect to the RFR Space, Landlord shall offer the RFR Space to Tenant in accordance with this Exhibit E and it shall be considered the initial Offer Notice hereunder.  However, if Tenant declines to exercise its right of first refusal in such instance, Tenant shall have no further rights to the RFR Space and Landlord will be free to lease the RFR Space to any other party, it being acknowledged and agreed that the Pending Lease Re-Offer is the only instance in which Tenant will have more than a one-time right to lease the RFR Space pursuant to the terms of this Exhibit E.

A.                                    Exercise of Right of First Refusal.  In addition to the provisions set forth above, any right of first refusal shall be subject to the following terms and conditions:

(i)                                     Landlord shall provide Tenant with a written notice (the “Offer Notice”) at such time as Landlord receives a bona-fide, mutually acceptable letter of intent, or any another similar agreement to lease any RFR Space to a third party tenant.  Such Offer Notice shall set forth the fact that Landlord has reached a tentative agreement to lease all, or any portion of the RFR Space to a third party tenant, and state the rentable area and location of the RFR Space, the rent for the RFR Space, and other material terms upon which Landlord is willing to lease the RFR Space to the third party tenant (the “Offer Terms”).

(ii)                                  Tenant shall have six (6) business days (the “Response Period”) from the date of Landlord’s delivery of such Offer Notice, in which to provide Landlord irrevocable written notice of its intent to lease all of the RFR Space described in the Offer Notice on the Offer Terms.

(iii)                               Intentionally Omitted.

(iv)                              Failure of Tenant to elect to take all of the RFR Space described in the Offer Notice within the Response Period, in the manner set forth above, shall be conclusively deemed a waiver of Tenant’s right of first refusal with respect to that RFR Space, and Landlord may thereafter lease the same to any third parties on any terms acceptable to Landlord.

B.                                    RFR Space Deemed Part of Premises.  If the right of first refusal with respect to any RFR Space is exercised at the time and in the manner as set forth above, Tenant shall take all of such RFR Space under all of the terms and conditions of this Lease, except for such terms set forth in the Offer Notice or otherwise agreed by Landlord in writing in accordance with Section A above.  The Lease shall automatically be amended to include that portion of the RFR Space taken commencing on the date such space is available for occupancy by Tenant, and such RFR Space shall be deemed a part of the Premises under this Lease.  Tenant’s Share set forth in Section 1 of the Lease shall also be appropriately adjusted to reflect inclusion of the RFR Space.  At Landlord’s request, Tenant shall promptly execute an amendment to the Lease confirming the incorporation of the RFR Space on the terms set forth herein.

Exhibit E - 1

EXHIBIT F

(Temporary Space)

Commencing on the next business day following full execution and delivery of this Lease (the “Temporary Space Commencement Date”) and continuing until Commencement Date of this Lease (the “Temporary Space Term”), Tenant shall have the right to occupy and use certain space commonly known as Suite 100 consisting of approximately 6,142 RSF and located on the first (1st) floor of the Building (the “Temporary Space”) in its then existing “as is” condition for the temporary relocation of Tenant’s personnel and personal property while Landlord is performing the Work pursuant to Exhibit C.  Except as expressly provided to the contrary in this Exhibit F, Tenant’s use and occupancy of the Temporary Space during the Temporary Space Term shall be subject to all terms and conditions of this Lease (including all insurance and indemnity obligations) as if it were part of the “Premises” hereunder, except that: (a) Tenant shall take the Temporary Space in its “as is, where is” condition, with no representations being made by Landlord with respect thereto; and (b) Tenant shall not be required to pay Base Rent with respect to the Temporary Space but shall be responsible for payment of Tenant’s Share of Expenses with respect to the Temporary Space (and Tenant’s Share shall be 22.909% with respect thereto) (the “Temporary Space Rent”).  The Temporary Space Rent shall be payable in the same manner, and subject to the same terms and conditions, as Additional Rent is payable under the Lease.  At the end of the Temporary Space Term, Tenant shall vacate the Temporary Space and surrender possession to Landlord in substantially the same condition as delivered to Tenant (normal wear and tear and damage from fire or other insured casualty excepted).

Exhibit F - 1

EXHIBIT G

(Building Signage)

Subject to the terms of Section 10 of the Lease respecting improvements or alterations by Tenant (including without limitation Landlord’s prior written approval of all plans and specifications, which shall not be unreasonably withheld, conditioned or delayed), and compliance with all applicable Laws, as well as compliance with the express terms and conditions of this Exhibit G, and so long as Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure periods) and occupies at least 18,638 rentable square feet in the Building, Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, one (1) sign on the south façade of the Building facing Pearl Street (“Building Signage”).  Without limiting the generality of the foregoing, the Building Signage shall be subject to the following:

(1)           All of the Building Signage shall be subject to Landlord’s approval in its reasonable discretion as to location, size, color and other aesthetics and shall be designed, maintained, and installed in accordance with all applicable laws, rules and regulations, including those of any applicable owners’ or other similar association and any applicable architectural control committee.  The Building Signage shall identify only Tenant, and shall not be used to identify any other Tenant Parties.

(2)           Tenant shall not be entitled to change the Building Signage without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, so long as such change complies with the requirements of this Exhibit G.

(3)           Tenant shall operate, insure, maintain, repair and replace the Building Signage (and the lighting therefor, if any), at Tenant’s sole cost and expense pursuant to applicable code and such reasonable rules and regulations as Landlord may require, including the Building’s construction rules.

(4)           The Building Signage shall be removed by Tenant at its sole cost and expense upon the expiration or earlier termination of this Lease. Upon such removal by Tenant, Tenant shall fully repair and restore the area where such Building Signage was installed and located, including, without limitation, restoration and replacement of the Building façade and any Building window surfaces. If Tenant does not remove any of such Building Signage when required under the terms of this Lease, Landlord may remove it and perform such restoration, repair and replacement, and Tenant shall pay the reasonable cost of such removal, restoration and replacement within thirty (30) days of demand, which obligation shall survive the expiration or earlier termination of this Lease.

(5)           The rights to Building Signage contained herein are personal to the Tenant named in this Lease, and are not transferrable, except to an assignee of all of Tenant’s right and interest in and to this Lease pursuant to a Permitted Transfer.

(6)           Landlord reserves the right to undertake any of the items set forth in (2) through (4) above and to charge the costs back to Tenant as Additional Rent under the Lease.

(7)           Tenant’s right to Building Signage are non-exclusive, and Landlord reserves the right to grant additional signage rights at and around the exterior of the Building.

Exhibit G - 1

RIDER ONE

RULES

(1)  Access to Property.  On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose.  Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith).  No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons.  Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2)  Signs.  Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing.  Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense).  Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

(3)  Window and Door Treatments.  Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any item of any kind on any window ledge or on the exterior walls.  Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord.  Tenant shall not install or remove any solar tint film from the windows.

(4)  Lighting and General Appearance of Premises.  Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas.  The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

(5)  Property Tradename, Likeness, Trademarks.  Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material.

(6)  Deliveries and Removals.  Furniture, freight and other large or heavy items, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk.  Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment and cartons removed from the Premises or the Property be accompanied by a removal permit from Landlord.  Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators.  Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice.  Any hand carts used at the Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Property without Landlord’s prior written approval.

(7)  Outside Vendors.  Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord.  Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property.  Vendors must use freight elevators and service entrances.

(8)  Overloading Floors; Vaults.  Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy items, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy items and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

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(9)  Locks and Keys.  Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events).  Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges.  In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor.  The term “key” shall include mechanical, electronic or other keys, cards and passes.  Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant’s agent or employees or other persons claiming the right of admittance.

(10)  Utility Closets and Connections.  Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services).  Tenant shall obtain Landlord’s prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of the Lease respecting electric installations and connections, telephone Lines and connections, and alterations generally.  Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever.  Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

(11)  Plumbing Equipment.  The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(12)  Trash.  All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials.  Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(13)  Alcohol, Drugs, Food and Smoking.  Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

(14)  Use of Common Areas; No Soliciting.  Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises.  Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any item or material to, other tenants or invitees of the Property.  Tenant shall not make any room to room canvass to solicit business or information or to distribute any item or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.

(15)  Energy and Utility Conservation.  Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to reasonably cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls.  Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent.  If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

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(16)  Unattended Premises.  Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17)  Going-Out-Of-Business Sales and Auctions.  Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction.  Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises.  This prohibition shall also apply to Tenant’s creditors.

(18)  Labor Harmony.  Tenant shall not use (and upon written notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that results in strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

(19)  Prohibited Activities.  Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle (other than bicycles which may be parked/stored in locations that may be designated by Landlord for such purposes), or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Premises or Building, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any item from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible items or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees which shall be at Tenant’s sole cost and expense and only upon prior notice to and consent of Landlord (not to be unreasonably withheld), (xv) adversely affect the indoor air quality of the Premises or Property, (xvi) use the Premises for cooking or food preparation other than preparation of coffee, tea and similar beverages, or customary microwave use, for Tenant and its employees, or (xvii) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property.

(20)  Transportation Management.  Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(21)  Responsibility for Compliance.  Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended in accordance with the terms of the Lease, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers.  Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

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RIDER TWO

GREEN ADDENDUM

(1)  The term “Green Standard” or words of similar import shall include the U.S. EPA’s Energy Star® rating, the Green Building Initiative’s Green Globes TM  for Continual Improvement of Existing Buildings (Green GlobesTM-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED), and/or a current and similar organization with equally rigorous environmentally and sustainable practices.

(2)  Building Expenses shall also include: (i) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and/or upgraded to be sustainable and conform with one or more Green Standard rating systems to the extent such items are properly included in Expenses under Article 4, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under one or more Green Standard rating systems, provided however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as an annual Expense under GAAP.

(3)  Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or a Green Standard certification of the Building.

(4)  This building is or may become in the future certified under a Green Standard or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all applicable laws.

(5)  Tenant shall use where practicable proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; closing shades as needed to avoid over heating the space; turning off lights and equipment at the end of the work day; purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines, and;  purchasing products certified by the U.S. EPA’s Water Sense® program.

(6)  Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to use reasonable efforts to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law to the extent not cost-prohibitive to Tenant; (c) to sort and separate its trash and recycling into such categories as are provided by law; and (d) to use commercially reasonable efforts to ensure that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord.  Where possible, the Landlord shall provide a composting program and encourage the Tenant to sort and separate its trash and recycling from compost material.

(7)  Landlord shall provide and install all original bulbs and tubes for Building standard lighting fixtures within the Premises and all replacement tubes for such lighting, the cost of which shall be included in Building Expenses; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant’s cost and expense, and must comply with Landlord’s sustainability practices, including any Green Standard rating system, concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices, including any Green Standard rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.

(8)  Any and all Tenant Improvement Work and/or Alterations is strongly encouraged to be performed in accordance with Landlord’s sustainability practices, including any Green Standard or third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.  Tenant is further encouraged to engage a qualified third party LEED or Green Standard professional or similarly qualified professional during the design phase through implementation of any Tenant Improvement Work and/or Alterations to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance with Landlord’s sustainability practices, as aforesaid. Any and all waste and debris from Tenant Improvement Work and/or Alterations must meet the minimum requirements set forth by the Green Standard.

(9)  Landlord does not permit space heaters or other energy-intensive equipment unnecessary to conduct Tenant’s business without written approval by Landlord. Any space conditioning equipment that is placed in the Premises for the purpose of increasing comfort to tenants shall be operated on sensors or

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timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

(10)  Tenant acknowledges that it is Landlord’s intention that the Property be operated in a manner which is consistent with Landlord’s sustainability practices. Tenant is encouraged, but not required to, comply with these practices within its Premises.

(11)  Tenant is encouraged to dispose of, in an environmentally sustainable manner, any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use such items in accordance with Landlord’s sustainability practices. Tenant is responsible for reporting this activity to Landlord in a format determined by Landlord.

(12)  Landlord currently provides janitorial service only after 5:30 p.m. five days per week (excluding legal holidays).  Landlord reserves the right to conduct routine cleaning during normal business hours in accordance with Landlord’s sustainability practices and will be done in such a way as to minimize disruption.

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